Filed Pursuant to Rule 424(b)(7)
File No. 333-222831

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, $.001 par value per share	5,251,249	$11.02	$57,868,764	$7,014

(1)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) of the Securities Act of 1933, as amended. In accordance with Rule 457(c) of the Securities Act of 1933, as amended, the price shown is the average of the high and low selling prices of the Common Stock on November 30, 2018 as reported on the New York Stock Exchange.

Prospectus Supplement to Prospectus dated February 1, 2018

5,251,249 Shares

Keane Group, Inc.

Common Stock

The selling stockholder named in this prospectus supplement is offering 5,251,249 shares of our common stock. We will not receive any proceeds from the sale of shares to be offered by the selling stockholder.

The proceeds received by the selling stockholder in this offering will be distributed solely to Trican Well Service, L.P. Following such distribution, Trican Well Service, L.P. will cease to hold equity interests in the selling stockholder.

Subject to the completion of this offering, we have agreed to purchase from the underwriter 520,000 shares of our common stock that are subject to this offering at a price per share equal to the price paid by the underwriter to the selling stockholder in this offering.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “FRAC.” On November 30, 2018, the last sale price of our common stock as reported on the New York Stock Exchange was $11.12 per share.

Following the completion of this offering, the selling stockholder will own approximately 49.6% of our common stock, after giving effect to the share repurchase by us of 520,000 shares of our common stock from the underwriter.

As a result, we will cease to be a “controlled company” within the meaning of the corporate governance standards of the NYSE and, as a result, will no longer continue to qualify for and rely on exemptions from certain corporate governance requirements, but may continue to qualify for, and rely on, certain transition-based exemptions from such corporate governance requirements.

Investing in our common stock involves substantial risk. Please read “Risk Factors” beginning on page S-9 to read the factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per share	Total
Public offering price(1)	$10.77	$50,955,551.73
Underwriting discounts and commissions(2)	$0.11	$520,437.39
Proceeds before expenses to selling stockholder	$10.66	$55,978,314.34

(1)	The total public offering price does not give effect to the price to be paid by us for the 520,000 shares of common stock being acquired by us.

(2)

The expenses related to this offering incurred by us are payable by the selling stockholder. Accordingly, we will not directly bear the cost of any expenses related to this offering. No underwriting discounts or commissions are payable in respect of the shares being acquired by us.

The underwriter expects to deliver the shares against payment in New York, New York on or about December 6, 2018.

MORGAN STANLEY

Prospectus supplement dated December 3, 2018

Prospectus Supplement

Prospectus

We, the selling stockholder and the underwriter have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. We, the selling stockholder and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus are an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of the date of the applicable document.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

As used in this prospectus supplement, unless the context otherwise requires, (i) the term “KGI” refers to Keane Group, Inc. and, where appropriate, its subsidiaries; (ii) the term “Keane Group” refers to Keane Group Holdings, LLC and, where appropriate, its subsidiaries; (iii) the term “Trican Parent” refers to Trican Well Service Ltd. and, where appropriate, its subsidiaries; (iv) the term “Trican U.S.” refers to Trican Well Service, L.P.; (v) the term “Trican” refers to Trican Parent and Trican U.S., collectively; (vi) references to our “Sponsor” refer to Cerberus Capital Management, L.P. (“Cerberus”) and its respective controlled affiliates and investment funds; (vii) “Keane Investor” refers to Keane Investor Holdings LLC; (viii) “RockPile” refers to RockPile Energy Services, LLC and its consolidated subsidiaries; (ix) “RockPile Holdings” refers to RockPile Energy Holdings, LLC; (x) the “RockPile Holders” collectively refers to WDE RockPile Aggregate, LLC, and five other individuals who acquired the RockPile Acquisition Shares (as defined herein); (xi) the term “2017 10-K” refers to our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 1, 2018, incorporated by reference herein; and (xii) the term “Third Quarter 10-Q” refers to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed with the SEC on November 2, 2018, incorporated by reference herein.

As used in this prospectus, unless the context otherwise requires, references to the terms “Company,” “Keane,” “we,” “us” and “our” refer to (i) Keane Group Holdings, LLC and its consolidated subsidiaries for periods prior to the consummation of the Organizational Transactions (as defined herein) and (ii) Keane Group, Inc. and its consolidated subsidiaries for periods as of and following the consummation of the Organizational Transactions. For the convenience of the reader, except as the context otherwise requires, all information included in this prospectus for periods prior to the Organizational Transactions is presented giving effect to the consummation of the Organizational Transactions.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and certain other matters relating to us, our business and prospects. The second part, the accompanying prospectus, contains a description of our common stock and certain other information.

The information contained in this prospectus supplement may add, update or change information contained in the accompanying prospectus or in documents that we file or have filed with the Securities and Exchange Commission (the “SEC”). To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference filed before the date of this prospectus supplement, the information in this prospectus supplement will supersede such information.

BASIS OF PRESENTATION

On January 25, 2017, we consummated an initial public offering (“IPO”), in which we issued and sold 15,700,000 shares of our common stock and Keane Investor sold 15,074,000 shares of our common stock. Our business prior to the IPO was conducted through Keane Group and its consolidated subsidiaries. To effectuate the IPO, we completed a series of transactions that resulted in a reorganization of our business. Specifically, among other transactions, we effected a series of organizational transactions (the “Organizational Transactions”), including the following:

•

Certain entities affiliated with our Sponsor, certain members of the Keane family, Trican Parent and certain members of our management contributed all of their direct and indirect equity interests in Keane Group to Keane Investor;

•	Keane Investor contributed all of its equity interests in Keane Group to the Company in exchange for common stock of the Company; and

S-ii

•	our independent directors received grants of restricted stock of the Company in substitution for their interests in Keane Group.

The Organizational Transactions represented a transaction between entities under common control and was accounted for similarly to pooling of interests in a business combination. In addition, the Company became the successor and Keane Group the predecessor for the purposes of financial reporting.

Unless otherwise indicated, or the context otherwise requires, historical information for periods prior to the completion of the IPO reflect the consolidated business and operations of Keane Group.

We completed the Trican transaction (as described in “Item 13. Certain Relationships and Related-Party Transactions and Director Independence—Trican Transaction” of our 2017 10-K) on March 16, 2016. Accordingly, this prospectus supplement also includes the audited balance sheet of Trican U.S. as of December 31, 2015 and the related statements of operations, partners’ capital and cash flows for the year then ended.

We completed our acquisition of RockPile on July 3, 2017. Accordingly, this prospectus supplement also incorporates by reference audited consolidated financial statements of RockPile Energy Holdings, LLC as of December 31, 2016 and 2015 and for the periods from September 8, 2016 to December 31, 2016 and January 1, 2016 to September 7, 2016 and the year ended December 31, 2015 and unaudited condensed consolidated financial statements of RockPile Energy Holdings, LLC as of and for the six months ended June 30, 2017 and 2016.

PRO FORMA INFORMATION

This prospectus supplement contains unaudited pro forma financial information prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined and consolidated statement of operations for 2017 give pro forma effect to:

•	the RockPile Transactions (as defined herein), including the consummation of the RockPile Acquisition and the obtaining of the Additional Financing (as defined herein) related thereto;

•

the IPO and the application of the $260.3 million in net proceeds to the Company from the IPO, after deducting $38.0 million of underwriting discounts and commissions associated with the shares sold, to (i) fully repay our then existing balance of approximately $99 million under our 2016 Term Loan Facility (as defined herein) and, in addition, approximately $13.8 million of prepayment premium related to such repayment and (ii) repay $50.0 million of our Notes (as defined herein) and, in addition, approximately $0.5 million of prepayment premium related to such repayment (collectively, the “IPO Transactions”); and

•	the Organizational Transactions;

in each case, as if such transactions had been consummated on January 1, 2017.

NON-GAAP FINANCIAL MEASURES

We define EBITDA as net income (loss) calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) before interest, income taxes, depreciation and amortization. We define Adjusted EBITDA as net income (loss) adjusted to eliminate the impact of interest, income taxes, depreciation and amortization, along with certain items management does not consider in assessing ongoing performance. See “Prospectus Supplement Summary—Summary Consolidated Historical and Pro Forma Financial Data” for further discussion and a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA. We define Adjusted Gross Profit as Adjusted EBITDA, further adjusted to eliminate the impact of all activities in the Corporate segment, such as selling, general and administrative expenses, along with cost of services items that management does not consider in assessing ongoing performance.

S-iii

EBITDA, Adjusted EBITDA and Adjusted Gross Profit (together, the “Non-GAAP Measures”) are performance measures that provide supplemental information we believe is useful to analysts and investors to evaluate our ongoing results of operations, when considered alongside other GAAP measures such as net income and operating income. These Non-GAAP Measures exclude the financial impact of certain items management does not consider in assessing our ongoing operating performance, and thereby facilitate review of our operating performance on a period-to-period basis. Other companies may have different capital structures or different lease terms, and comparability to our results of operations may be impacted by the effects of acquisition accounting on our depreciation and amortization. As a result of the effects of these factors and factors specific to other companies, we believe EBITDA, Adjusted EBITDA and Adjusted Gross Profit provide helpful information to analysts and investors to facilitate a comparison of our operating performance to that of other companies. Our presentation of Non-GAAP Measures should not be construed as an inference that our future results will be unaffected by unusual results.

Non-GAAP Measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our operating results or cash flows as reported under GAAP. Some of these limitations are:

•	EBITDA, Adjusted EBITDA and Adjusted Gross Profit do not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA, Adjusted EBITDA and Adjusted Gross Profit do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized may have to be replaced in the future, and EBITDA, Adjusted EBITDA and Adjusted Gross Profit do not reflect any cash requirements for such replacements;

•	EBITDA, Adjusted EBITDA and Adjusted Gross Profit are adjusted for certain non-recurring costs, and non-cash income or expense items that are reflected in our statements of operations;

•	EBITDA, Adjusted EBITDA and Adjusted Gross Profit do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments; and

•	Other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, Non-GAAP Measures should not be considered as measures of operating income, operating performance or discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Non-GAAP Measures only for supplemental purposes. Please see our consolidated financial statements incorporated by reference in this prospectus supplement.

Pro forma EBITDA and pro forma Adjusted EBITDA, as presented in this prospectus supplement, are also supplemental measures of our performance that are not required by or presented in accordance with GAAP. Pro forma EBITDA and pro forma Adjusted EBITDA include the historical actual results of Trican U.S. prior to Keane’s ownership and assumption of specific assets and liabilities as defined in the asset purchase agreement dated January 25, 2016 (the “Trican APA”), the historical actual results of RockPile prior to Keane’s consummation of the RockPile Acquisition on July 3, 2017 (as described herein in “Prospectus Supplement Summary—RockPile Transactions”) and adjustments required to conform the accounting policies of Trican U.S. and RockPile to Keane’s accounting policies, but do not reflect any realized or anticipated cost savings in connection with the Trican transaction or RockPile Acquisition. Our pro forma EBITDA and pro forma Adjusted EBITDA are not necessarily indicative of any actual results had we owned the Acquired Trican Operations prior to the consummation of the Trican transaction or RockPile prior to the consummation of the RockPile Acquisition. See “Prospectus Supplement Summary—Summary Consolidated Historical and Pro Forma Financial Data” for additional information.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus supplement, the accompanying prospectus and the financial data and related notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to invest in our common stock.

OUR COMPANY

We are one of the largest pure-play providers of integrated well completion services in the U.S., with a focus on complex, technically demanding completion solutions. Our primary service offerings include hydraulic fracturing, wireline perforation and logging and engineered solutions, cementing as well as other value-added service offerings. Our total capacity includes approximately 1.4 million hydraulic horsepower. Our assets are primarily comprised of 27 hydraulic fracturing fleets (“fleets”), 34 wireline trucks, 24 cementing units and other ancillary assets. Our geographic footprint includes the Permian Basin, the Marcellus Shale/Utica Shale, the Eagle Ford Formation, the Bakken Formation and other active oil and gas basins. Keane is dedicated to providing industry-leading completion services with a strict focus on health, safety and environmental stewardship, combined with cost-effective customer-centric solutions. We distinguish ourselves through our partnerships with our customers, our laser-focus on safety, our transparency concerning value creation and our responsibilities to employees and customers.

We provide our services in conjunction with onshore well development, in addition to stimulation operations on existing wells, to exploration and production (“E&P”) customers with some of the highest quality and safety standards in the industry. We believe our proven capabilities enable us to deliver cost-effective solutions for increasingly complex and technically demanding well completion requirements, which include longer lateral segments, multiple fracturing stages in challenging high-pressure formations and greater proppant intensity.

As of September 30, 2018, 24 of our hydraulic fracturing fleets and 21 of our wireline trucks were deployed and operating in the most active unconventional oil and natural gas basins in the United States, including the Permian Basin, the Marcellus Shale/Utica Shale, the Bakken Formation and the Eagle Ford shale. We are one of the largest providers of hydraulic fracturing services in the Permian Basin, the Marcellus Shale/Utica Shale and the Bakken Formation by total hydraulic horsepower deployed.

Our completion services are designed in partnership with our customers to enhance both initial production rates and estimated ultimate recovery from new and existing wells. We seek to deploy our assets with well-capitalized customers that have long-term development programs that enable us to maximize operational efficiencies and the return on our assets. We believe our integrated approach increases efficiencies and provides potential cost savings for our customers, allowing us to broaden our relationships with existing customers and attract new ones. In addition, our technical team and engineering center, which is located in The Woodlands, Texas, provides us the ability to supplement our service offerings with engineered solutions specifically tailored to address our customers’ completion requirements and challenges.

SHARE REPURCHASE

We intend to purchase from the underwriter 520,000 shares of our common stock that are subject to this offering at a price per share equal to the price per share paid by the underwriter to the selling stockholder in this offering. We refer to this repurchase as the “share repurchase.” The share repurchase is part of our existing

$100 million equity repurchase program approved by our board of directors. We intend to fund the share repurchase with cash on hand. The closing of the share repurchase is contingent on the closing of this offering. The description and the other information in this prospectus supplement regarding the share repurchase is included in this prospectus supplement solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any of our common stock subject to the share repurchase.

CORPORATE INFORMATION

Keane Group, Inc. is a Delaware corporation that was incorporated on October 13, 2016. Our principal executive offices are located at 1800 Post Oak Boulevard, Suite 450, Houston, Texas 77056. Our telephone number is (713) 960-0381 and our internet address is www.keanegrp.com. Our website and the information contained thereon and accessible therefrom are not part of this prospectus supplement and accompanying prospectus and should not be relied upon by prospective investors in connection with any decision to purchase our common shares.

OUR EQUITY SPONSORS AND CONTROLLED COMPANY STATUS

We believe that one of our strengths is our relationship with our Sponsor. We believe we will benefit from our Sponsor’s investment experience in the energy sector, its expertise in mergers and acquisitions and its support on various near-term and long-term strategic initiatives.

Established in 1992, Cerberus and its affiliated group of funds and companies comprise one of the world’s leading private investment firms with approximately $33 billion of capital under management in four primary strategies: control and non-control private equity investments, distressed securities and assets, commercial mid-market lending and real estate-related investments. In addition to its New York headquarters, Cerberus has offices throughout the United States, Europe and Asia.

Our Sponsor indirectly controls us through its ownership of Keane Investor and is able to control the election of our directors, determine our corporate and management policies and determine, without the consent of our other stockholders, the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including potential mergers or acquisitions, asset sales and other significant corporate transactions.

Following the completion of this offering, Keane Investor will own approximately 49.6% of our common stock after giving effect to the share repurchase by us of 520,000 shares of our common stock from the underwriter. As a result, we will cease to be a “controlled company” within the meaning of the corporate governance standards of the NYSE and, as a result, will no longer continue to qualify for and rely on exemptions from certain corporate governance requirements, but may continue to qualify for, and rely on, certain transition-based exemptions from such corporate governance requirements. As a result, our stockholders do not have the same protections afforded to stockholders of companies that are subject to such requirements. See “Risk Factors—Risks Related to This Offering and Owning Our Common Stock.”

Following the completion of this offering, we will continue to be required to appoint to our board of directors individuals designated by Keane Investor. If Keane Investor collectively beneficially owns at least 35% of our then-outstanding common stock, (i) Keane Investor shall have the right to designate a number of members of our board of directors equal to one director fewer than 50% of our board of directors (rounded up to the next whole number) and (ii) Keane Investor shall cause its directors appointed to our board of directors to vote in favor of maintaining an 11-person board. Pursuant to the terms of the stockholders’ agreement between the Company and Keane Investor (the “A&R Stockholders’ Agreement”), if a permitted transferee or assignee of such party that succeeds to such party’s rights under the A&R Stockholders’ Agreement (each transferee or assignee, a “Holder” and, collectively, the “Holders”) has beneficial ownership of less than 35% but at least 20% of our then-outstanding common stock, such Holder shall have the right to designate a number of members of our board of directors equal to the greater of (a) three or (b) 25% of the size of our board of directors (rounded up to the next whole number). If a Holder has beneficial ownership of less than 20% but at least 15% of our then-outstanding common stock, such Holder shall have the right to designate a number of directors equal to the greater of (a) two or (b) 15% of the size of our board of directors (rounded up to the next whole number). If a Holder has beneficial ownership of less than 15% but at least 10% of our then-outstanding common stock, such Holder shall have the right to designate one director to our board of directors.

The interests of our Sponsor may not coincide with the interests of other holders of our common stock. Additionally, our Sponsor is in the business of making investments in companies and may, from time to time, acquire and hold interests in businesses that compete directly or indirectly with us. Our Sponsor may also pursue acquisition opportunities that may be complementary to our business, and as a result, those acquisition opportunities may not be available to us. So long as the Sponsor continues to own a significant amount of the outstanding shares of our common stock through Keane Investor, the Sponsor will continue to be able to strongly influence or effectively control our decisions, including potential mergers or acquisitions, asset sales and other significant transactions.

See “Risk Factors—Risks Related to This Offering and Owning Our Common Stock—Following completion of this offering, we will cease to be a “controlled company” within the meaning of the NYSE rules and we will cease to qualify for and rely on exemptions from certain corporate governance requirements. We may continue to qualify for, and rely on, certain transition-based exemptions from such corporate governance requirements and, as a result, you will not have the same protections afforded to stockholders of companies that are subject to such requirements.”

THE OFFERING

Issuer	Keane Group, Inc.

Selling stockholder	Keane Investor Holdings LLC

Common stock outstanding	104,672,300 shares

Common stock offered by the selling stockholder	5,251,249 shares

Use of proceeds

The selling stockholder will receive all of the net proceeds from this offering. We will not receive any of the proceeds from the sale of shares of common stock sold by the selling stockholder.

The proceeds received by Keane Investor in this offering will be distributed solely to Trican Well Service, L.P. Following such distribution, Trican Well Service, L.P. will cease to hold equity interests in Keane Investor. Dale M. Dusterhoft, Chief Executive Officer of Trican Well Service, Ltd., the parent of Trican Well Service, L.P., will remain on our board of directors following the consummation of this offering.

Dividend policy

We have not paid any cash dividends on our common stock to date. However, we anticipate that our board of directors will consider the payment of dividends in the future based on our increasing levels of profitability and associated reduced debt leverage. The declaration and payment of any future dividends will be at the sole discretion of our board of directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to payment of dividends, and other considerations that our board of directors deems relevant.

See “Dividend Policy.”

Share Repurchase

Subject to completion of this offering, we have agreed to repurchase 520,000 shares of our common stock that are subject to this offering from the underwriter at a price per share equal to the price paid by the underwriter to the selling stockholder in this offering. We intend to fund the share repurchase with cash on hand. The closing of the share repurchase is contingent on the closing of this offering.

Risk factors

You should read carefully the information set forth under “Risk Factors” herein and in the accompanying prospectus and incorporated by reference herein for a discussion of factors that you should consider before deciding to invest in our common stock.

New York Stock Exchange trading symbol	“FRAC”

References in this section to the number of shares of our common stock issued and outstanding exclude 7,114,757 shares of common stock reserved for issuance under our Equity and Incentive Award Plan.

SUMMARY CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL DATA

The following tables summarize our consolidated historical and pro forma financial data and should be read together with “Item 6. Selected Financial Data” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2017 10-K, “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Third Quarter 10-Q, “Unaudited Pro Forma Condensed Combined and Consolidated Financial Information,” and our consolidated financial statements and related notes incorporated by reference or included elsewhere in this prospectus supplement. We have derived the summary balance sheet data as of December 31, 2017 and 2016 and the consolidated statement of operations data for 2017, 2016 and 2015 from our audited consolidated financial statements incorporated by reference in this prospectus supplement. We have derived the summary balance sheet data as of September 30, 2018 and the consolidated statement of operations data for the nine months ended September 30, 2017 and 2018 from our unaudited financial statements incorporated by reference in this prospectus supplement. Our historical results set forth below are not necessarily indicative of results to be expected for any future period.

Our consolidated financial statements for the period from January 1, 2016 to March 15, 2016 reflect only the historical results of Keane prior to our completion of the Trican transaction. Commencing on March 16, 2016, our consolidated financial statements also include the financial position, results of operations and cash flows of the Acquired Trican Operations. Commencing on July 3, 2017, our consolidated financial statements also include the financial position, results of operations and cash flows of RockPile.

The RockPile Transactions had a material impact on our results of operations. Accordingly, we have included in this prospectus supplement pro forma financial information which gives effect to the Organizational Transactions, the IPO Transactions and the RockPile Transactions for 2017, as more fully described “Unaudited Pro Forma Condensed Combined and Consolidated Financial Information” herein. The pro forma financial information includes the historical actual results of RockPile prior to the consummation of the RockPile Transactions and adjustments required to conform the accounting policies of RockPile to Keane’s accounting policies, but does not reflect any realized or anticipated cost savings in connection with the transaction. Our summary pro forma financial information set forth below are not necessarily indicative of our actual results had we owned the RockPile in the historical periods, or of results to be expected for any future period. See “Unaudited Pro Forma Condensed Combined and Consolidated Financial Information” for additional information.

	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017	Year ended December 31, 2017		Year Ended December 31, 2016	Year Ended December 31, 2015
(in thousands, except per share amounts)	Actual(1)	Actual(1)(2)	Pro forma(1)(3)	Actual(2)	Actual(2)	Actual
Statement of Operations Data:
Revenue	$1,650,457	$1,040,591	$1,732,279	$1,542,081	$420,570	$366,157
Costs of services(4)	1,287,892	893,465	1,437,147	1,282,561	416,342	306,596
Depreciation and amortization	187,742	109,316	183,653	159,280	100,979	69,547
Selling, general and administrative expenses	85,792	68,915	107,697	93,526	53,155	26,081
(Gain) loss on disposal of assets	5,169	(137)	(2,555)	(2,555)	(387)	(270)
Impairment	—	—	—	—	185	3,914

Total operating costs and expenses	1,566,595	1,071,559	1,725,942	1,532,812	570,274	405,868

Operating (loss)	83,862	(30,968)	6,337	9,269	(149,704)	(39,711)

	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017	Year ended December 31, 2017		Year Ended December 31, 2016	Year Ended December 31, 2015
(in thousands, except per share amounts)	Actual(1)	Actual(1)(2)	Pro forma(1)(3)	Actual(2)	Actual(2)	Actual
Other income (expense), net	1,481	4,647	13,973	13,963	916	(1,481)
Interest expense	(27,285)	(51,905)	(40,299)	(59,223)	(38,299)	(23,450)

Total other expenses	(25,804)	(47,258)	(26,326)	(45,260)	(37,383)	(24,931)

Pre-tax (loss)	58,058	(78,226)	(19,989)	(35,991)	(187,087)	(64,642)
Income tax benefit (expense)	(4,855)	(1,862)	7,740	(150)	—	—

Net (loss)	$53,203	$(80,088)	(12,249)	(36,141)	$(187,087)	$(64,642)

Per Share Data
Net loss per share
Basic	$0.48	$(0.77)	(0.11)	$(0.34)
Diluted	$0.48	$(0.77)	(0.11)	$(0.34)
Weighted average shares outstanding
Basic	110,706	104,496	111,697	106, 321
Diluted	110,871	104,496	111,697	106, 321
Statement of Cash Flows Data:
Cash flows from operating activities	$251,104	$4,614		$79,691	$(54,054)	$37,521
Cash flows from investing activities	$(233,477)	$(202,676)		$(250,776)	$(227,161)	$(26,038)
Cash flows from financing activities	$(30,835)	$220,689		$218,122	$276,633	$(10,518)
Other Financial Data:
Capital expenditures	$(239,315)	$(105,165)		$(189,629)	$(23,545)	$(27,246)
Adjusted EBITDA(5)	$303,449	$120,694	$219,575	$214,525	$1,921	$41,885
Balance Sheet Data (at end of period):
Total assets	$1,114,329	$1,009,227		$1,043,116	$536,940	$324,795
Long-term debt, net of unamortized deferred financing costs and unamortized debt discount, (including current maturities)	$341,031	$275,568		$275,054	$269,750	$207,067
Total liabilities	$601,754	$544,274		$530,024	$374,688	$244,635
Total owners’ equity	$512,575	$464,953		$513,092	$162,252	$80,160

(1)	Actual financial information for the interim periods, and pro forma financial information for the year-end period presented, is unaudited.
(2)

Commencing on March 16, 2016, our consolidated financial statements also include the financial position, results of operations and cash flows of the Acquired Trican Operations. Commencing on July 3, 2017, our consolidated financial statements also include the financial position, results of operations and cash flows of RockPile.

(3)

The pro forma information for 2017 reflects the Organizational Transactions, the IPO Transactions and the RockPile Transactions as if these events had occurred on January 1, 2017. The pro forma financial information includes the actual historical results of RockPile prior to the consummation of the RockPile Acquisition and adjustments required to conform the accounting policies of RockPile to Keane’s accounting policies, but does not reflect any realized or anticipated cost savings in connection with the transaction. See

“Unaudited Pro Forma Condensed Combined and Consolidated Financial Information” for a presentation of such pro forma financial data for 2017.
(4)	Excludes depreciation and amortization, shown separately.
(5)

Adjusted EBITDA is a Non-GAAP Measure defined as net income (loss) as adjusted to eliminate the impact of interest, income taxes, depreciation and amortization, along with certain items management does not consider in assessing ongoing performance. Pro forma amounts give effect to the transactions described in note 1 above, as applicable.

Adjusted EBITDA is a Non-GAAP Measure that provides supplemental information we believe is useful to analysts and investors to evaluate our ongoing results of operations, when considered alongside GAAP measures such as net income, operating income and gross profit. Adjusted EBITDA excludes the financial impact of certain items management does not consider in assessing our ongoing operating performance, and thereby facilitates review of our operating performance on a period-to-period basis. Other companies may have different capital structures, and comparability to our results of operations may be impacted by the effects of acquisition accounting on our depreciation and amortization. As a result of the effects of these factors and factors specific to other companies, we believe Adjusted EBITDA provides helpful information to analysts and investors to facilitate a comparison of our operating performance to that of other companies. See “Non-GAAP Financial Measures” for further explanation of non-GAAP measures.

Set forth below is a reconciliation of net income (loss) to Adjusted EBITDA:

	Nine Months ended September 30, 2018	Nine Months ended September 30, 2017	Year ended December 31, 2017		Year ended December 31, 2016	Year ended December 31, 2015
(in thousands)	Actual(a)	Actual(a)	Pro forma(a)	Actual	Actual	Actual
Net income (loss)	$53,203	$(80,088)	(12,249)	(36,141)	$(187,087)	$(64,642)
Depreciation and amortization	187,742	109,316	183,653	159,280	100,979	69,547
Interest expense, net	27,285	51,905	40,299	59,223	38,299	23,450
Income tax (benefit) expense(b)	4,855	1,862	(7,740)	150	(114)	793
EBITDA	$273,085	$82,995	203,963	$182,512	$(47,923)	$29,148
Acquisition, integration, expansion and divestiture costs(c)	16,609	7,678	(15,209)	(4,674)	35,630	6,272
Offering-related expenses(d)	12,969	5,885	1,187	7,069	1,672	—
Fleet commissioning costs		11,771	12,565	12,565	9,998	—
Impairment of assets(e)	—	—	—	—	185	3,914
Unit-based compensation(f)	11,924	7,334	10,594	10,578	1,985	312
Change in value of financial instruments	—	—	—	—	—	—
Other(g)	(11,138)	5,031	6,475	6,475	374	2,239

Adjusted EBITDA	$303,449	$120,694	$219,575	$214,525	$1,921	$41,885

(a)	Actual financial information for the interim periods, and pro forma financial information for the interim and year-end periods presented, is unaudited.
(b)

Income tax (benefit) expense includes add-back for income tax expense related to Canadian operations recorded in selling, general and administrative expenses in the consolidated statement of operations.

(c)

Represents professional fees, integration costs, earn-outs, contingent value rights, lease-termination costs, severance, start-up and other costs associated with the Trican transaction and integration, the RockPile Acquisition, organic growth initiatives, the IPO and costs associated with the wind-down of our Canadian operations. In our actual performance for the nine months ended September 30, 2018, $0.2 million was recorded in cost of services, $0.5 million was recorded in selling, general and administrative expenses, $2.7 was recorded in loss on disposal of assets and $13.2 was recorded in other expense, net. In our actual performance for the nine months ended September 30, 2017, $1.9 million was recorded in costs of services and $10.3 million was recorded in selling, general and administrative expenses, offset by $4.5 million recorded in other income primarily as the result of a $3.6 million gain in connection with an indemnification settlement with Trican, $0.6 million gain due to the negotiated settlement of assumed liabilities with a certain vendor from a prior acquisition and $0.2 million due to the mark-to-market valuation of the contingent value rights associated with the acquisition of RockPile. In our actual performance for 2017, $1.7 million was recorded in cost of services, $10.7 million was recorded in selling, general and administrative expense, $3.3 million gain was recorded in gain on disposal of assets and $13.8 million of income was recorded in other expense, net. In our actual performance for 2016, $13.9 million was recorded in costs of services, $21.4 million was recorded in selling, general and administrative expenses and $0.3 million was recorded in other expense, net. In our actual performance for 2015, $1.1 million was recorded in costs of services, $3.5 million was recorded in selling, general and administrative expenses and $1.7 million was recorded in other expense, net.

(d)

Represents professional fees and other miscellaneous expenses related to the Organizational Transactions, the Company’s initial public offering and the sale of the Company’s stock by a selling stockholder in January 2018. In our actual performance for the nine months ended September 30, 2018, $13.0 million was recorded in selling, general and administrative expenses. In our actual performance for the nine months ended September 30, 2017, $1.3 million was recorded in cost of services and $4.6 million was recorded in selling, general and administrative expenses. In our actual performance for 2017, $1.3 million was recorded in cost of services and $5.8 million was recorded in selling, general and administrative expenses. In our actual performance for 2016, $1.7 million was recorded in selling, general and administrative expenses.

(e)	Represents non-cash impairment charges with respect to our long-lived assets and intangible assets.
(f)	Represents non-cash amortization of units issued to our employees over the vesting period, net of any forfeitures which are reflected in selling, general and administrative expenses.
(g)

In our actual performance for the nine months ended September 30, 2018, $3.8 was recorded in selling, general and administrative expenses related to legal contingencies and rating agency fees for establishing initial ratings in connection with entering into a new $350 million senior secured term facility, offset by a $14.9 gain for insurance proceeds received in connection with a fire that damaged a portion of one hydraulic fracturing fleet on July 1, 2018 that was recoded in gain on disposal of assets. In our actual performance for the nine months ended September 30, 2017, $5.6 million was recorded in selling, general and administrative expenses, offset by $0.8 million gain on disposal of assets. In our actual performance for 2017, $0.8 million was recorded in gain on disposal of assets and $5.8 million was recorded in selling, general and administrative expenses. In our actual performance for 2016, $0.4 was recorded in other expense, net. In our actual performance for 2015, $0.2 million was recorded in costs of services and $2.0 million was recorded in other expense, net.

RISK FACTORS

An investment in our common stock involves various risks. You should carefully consider the following risks and all of the other information contained in this prospectus supplement and the accompanying prospectus before investing in our common stock. In addition, you should read and consider the risk factors associated with our business included in the documents incorporated by reference in this prospectus supplement, including our 2017 10-K and Third Quarter 10-Q. See “Where You Can Find More Information.” If any of the risks or uncertainties described below or incorporated by reference actually occur, our business, financial condition, prospects, results of operations and cash flow could be materially adversely affected. Additional risks or uncertainties not currently known to us, or that we deem immaterial, may also have a material adverse effect on our business financial condition, prospects or results of operations. We cannot assure you that any of the events discussed in the risk factors below or incorporated by reference will not occur. In that case, the market price of our common stock could decline and you may lose all or a part of your investment.

Risks Related to This Offering and Owning Our Common Stock

The price of our common stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The market price for our common stock is volatile. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including

•	the failure of securities analysts to cover, or continue to cover, our common stock, or changes in financial estimates by analysts;

•	changes in, or investors’ perception of, the hydraulic fracturing industry;

•	the activities of competitors;

•	future issuances and sales of our common stock, including in connection with acquisitions;

•	our quarterly or annual earnings or those of other companies in our industry;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	regulatory or legal developments in the United States;

•	litigation involving us, our industry, or both;

•	general economic conditions; and

•	other factors described elsewhere in these “Risk Factors” or the “Risk Factors” sections of our 2017 10-K and Third Quarter 10-Q.

As a result of these factors, you may not be able to resell your shares of our common stock at or above the offering price. In addition, the stock market often experiences extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of a particular company. These broad market fluctuations and industry factors may materially reduce the market price of our common stock, regardless of our operating performance.

Keane Investor and our Sponsor will continue to own a significant amount of our common stock following this offering, and will continue to have significant influence over us, including control over decisions that require the approval of stockholders, which could limit your ability to influence the outcome of key transactions, including a change of control.

After the completion of this offering, and assuming an offering of 5,251,249 shares by the selling stockholder, Keane Investor will control approximately 49.6% of our common stock after giving effect to the share repurchase by us of 520,000 shares of our common stock from the underwriter. As a result, we will cease to be a “controlled company” within the meaning of the corporate governance standards of the NYSE and, as a result, will no longer continue to qualify for and rely on exemptions from certain corporate governance requirements, but may continue to qualify for, and rely on, certain transition-based exemptions from such corporate governance requirements. As a result, our stockholders do not have the same protections afforded to stockholders of companies that are subject to such requirements.

Six of our eleven directors are employees of, appointees of, advisors to, or members of Cerberus, as described under “Item 10. Directors, Executive Officers and Corporate Governance” in our 2017 10-K. Following the completion of the this offering, we will continue to be required to appoint to our board of directors individuals designated by Keane Investor. If Keane Investor collectively owns at least 35% of our then-outstanding common stock, Keane Investor shall have the right to designate a number of members of our board of directors equal to one director fewer than 50% of our board of directors and Keane Investor shall cause its directors appointed to our board of directors to vote in favor of maintaining an 11-person board. Pursuant to the terms of the A&R Stockholders’ Agreement, if a permitted transferee or assignee of such party that succeeds to such party’s rights under the A&R Stockholders’ Agreement (each transferee or assignee, a “Holder” and, collectively, the “Holders”) has beneficial ownership of less than 35% but at least 20% of our then-outstanding common stock, such Holder shall have the right to designate a number of members of our board of directors equal to the greater of (a) three or (b) 25% of the size of our board of directors (rounded up to the next whole number). If a Holder has beneficial ownership of less than 20% but at least 15% of our then-outstanding common stock, such Holder shall have the right to designate a number of directors equal to the greater of (a) two or (b) 15% of the size of our board of directors (rounded up to the next whole number). If a Holder has beneficial ownership of less than 15% but at least 10% of our then-outstanding common stock, such Holder shall have the right to designate one director to our board of directors.

Even though Keane Investor will no longer control a majority of our common stock after this offering, Keane Investor will continue to have significant influence over us and Keane Investor’s interests may conflict with our interests and the interests of other stockholders. The interests of the Sponsor could conflict with or differ from our interests or the interests of our other stockholders. For example, the concentration of ownership held by the Sponsor could delay, defer or prevent a change of control of our company or impede a merger, takeover or other business combination which may otherwise be favorable for us. Additionally, the Sponsor is in the business of making investments in companies and may, from time to time, acquire and hold interests in businesses that compete, directly or indirectly with us. The Sponsor may also pursue acquisition opportunities that may be complementary to our business, and as a result, those acquisition opportunities may not be available to us. So long as the Sponsor continues to directly or indirectly own a significant amount of our equity, even if such amount is less than 50%, the Sponsor will continue to be able to substantially influence or effectively control our ability to enter into corporate transactions.

We will continue to incur increased costs as a result of recently becoming a publicly traded company.

As a newly public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sarbanes-Oxley Act of 2002, as amended, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations of the NYSE. Being subject to these rules and regulations will result in additional legal, accounting and financial compliance costs, will make some activities more difficult, time-consuming and costly and may also place significant strain on management, systems and resources.

These laws and regulations also could make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors or our board committees or as our executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions and other regulatory actions and potentially civil litigation.

Following completion of this offering, we will cease to be a “controlled company” within the meaning of the NYSE rules and we will cease to qualify for and rely on exemptions from certain corporate governance requirements. We may continue to qualify for, and rely on, certain transition-based exemptions from such corporate governance requirements and, as a result, you will not have the same protections afforded to stockholders of companies that are subject to such requirements.

Upon the completion of this offering, Keane Investor will cease to control a majority of our outstanding common stock. As a result, we will cease to be a “controlled company” within the meaning of the NYSE rules. Under the NYSE rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including:

•	the requirement that a majority of the board of directors consist of independent directors;

•

the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	the requirement for an annual performance evaluation of the nominating and corporate governance and compensation committees.

We currently utilize each of these exemptions. As a result, we do not have a majority of independent directors nor do our nominating and corporate governance and compensation committees consist entirely of independent directors. The New York Stock Exchange rules provide for phase-in periods for these requirements but we must be fully compliant with the requirements within one year of the date on which we cease to be a “controlled company.” Following the completion of this offering, we may continue to qualify for, and rely on, certain transition-based exemptions from such corporate governance requirements. Accordingly, you will not have the same protections afforded to stockholders of companies that are subject to all of the NYSE corporate governance requirements. In addition, we may not be able to attract and retain the number of independent directors needed to comply with New York Stock Exchange rules during the transition period.

We have identified a material weakness in our internal control over financial reporting which could adversely affect our business and, if not remediated, result in material misstatements in our financial statements.

We have identified material weaknesses in the Company’s internal control over financial reporting related to controls over system access and system journal entry posting. Under standards established by the Public Company Accounting Oversight Board, a material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

We have initiated remedial measures, but these new and enhanced controls have not operated for a sufficient amount of time to conclude that the material weakness has been remediated. To implement these remedial measures, we may need to commit significant resources, hire additional staff, and provide additional management oversight. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business, reputation, financial condition, results of operations, and cash flows. Further, if our remedial measures are insufficient to address the material weakness, or if additional material weaknesses or significant deficiencies in our internal control over financial reporting are discovered or occur in the future, our consolidated financial statements may contain material misstatements, and we could be required to restate our financial results. In addition, if we are unable to successfully remediate this material weakness and if we are unable to produce accurate and timely financial statements, our stock price may be adversely affected and we may be unable to maintain compliance with applicable stock exchange listing requirements. In addition, there can be no assurances that additional material weaknesses or significant deficiencies in our internal controls will not be identified in the future.

Provisions in our charter documents, certain agreements governing our indebtedness, the A&R Stockholders’ Agreement and Delaware law could make an acquisition of us more difficult and may prevent attempts by our stockholders to replace or remove our current management, even if beneficial to our stockholders.

Provisions in our certificate of incorporation and our bylaws may discourage, delay or prevent a merger, acquisition or other change in control that some stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares of our common stock. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, possibly depressing the market price of our common stock.

In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace members of our board of directors. Because our board of directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace members of our management team. Examples of such provisions are as follows:

•

from and after such date that Keane Investor and its respective affiliates (as defined in Rule 12b-2 of the Exchange Act), or any person who is an express assignee or designee of Keane Investor’s respective rights under our certificate of incorporation (and such assignee’s or designee’s affiliates) (of these entities, the entity that is the beneficial owner of the largest number of shares is referred to as the “Designated Controlling Stockholder”) ceases to own, in the aggregate, at least 50% of the then-outstanding shares of our common stock (the “50% Trigger Date”), the authorized number of our directors may be increased or decreased only by the affirmative vote of two-thirds of the then-outstanding shares of our common stock or by resolution of our board of directors;

•

prior to the 50% Trigger Date, only our board of directors and the Designated Controlling Stockholder are expressly authorized to make, alter or repeal our bylaws and, from and after the 50% Trigger Date, our stockholders may only amend our bylaws with the approval of at least two-thirds of all of the outstanding shares of our capital stock entitled to vote;

•	from and after the 50% Trigger Date, the manner in which stockholders can remove directors from the board will be limited;

•	from and after the 50% Trigger Date, stockholder actions must be effected at a duly called stockholder meeting and actions by our stockholders by written consent will be prohibited;

•

from and after such date that Keane Investor and its respective affiliates (or any person who is an express assignee or designee of Keane Investor’s respective rights under our certificate of incorporation (and such assignee’s or designee’s affiliates)) ceases to own, in the aggregate, at least 35% of the then-outstanding shares of our common stock (the “35% Trigger Date”), advance notice requirements for stockholder proposals that can be acted on at stockholder meetings and nominations to our board of directors will be established;

•	limits on who may call stockholder meetings;

•

requirements on any stockholder (or group of stockholders acting in concert), other than, prior to the 35% Trigger Date, the Designated Controlling Stockholder, who seeks to transact business at a meeting or nominate directors for election to submit a list of derivative interests in any of our Company’s securities, including any short interests and synthetic equity interests held by such proposing stockholder;

•

requirements on any stockholder (or group of stockholders acting in concert) who seeks to nominate directors for election to submit a list of “related party transactions” with the proposed nominee(s) (as if such nominating person were a registrant pursuant to Item 404 of Regulation S-K, and the proposed nominee was an executive officer or director of the “registrant”); and

•

our board of directors is authorized to issue preferred stock without stockholder approval, which could be used to institute a “poison pill” that would work to dilute the stock ownership of a potential hostile acquirer, effectively preventing acquisitions that have not been approved by our board of directors.

Our certificate of incorporation authorizes our board of directors to issue up to 50,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined by our board of directors at the time of issuance or fixed by resolution without further action by the stockholders. These terms may include voting rights, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of preferred stock could diminish the rights of holders of our common stock, and, therefore, could reduce the value of our common stock. In addition, specific rights granted to holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of our board of directors to issue preferred stock could delay, discourage, prevent or make it more difficult or costly to acquire or effect a change in control, thereby preserving the current stockholders’ control.

In addition, under the agreements governing the 2017 ABL Facility and 2018 Term Loan Facility (each as defined in the Third Quarter 10-Q and collectively, the “Senior Secured Debt Facilities”), a change in control may lead the lenders and/or holders to exercise remedies such as acceleration of the obligations thereunder, termination of their commitments to fund additional advances and collection against the collateral securing such obligations.

The A&R Stockholders’ Agreement provides that, except as otherwise required by applicable law, from the date on which (a) KGI is no longer a controlled company under the applicable rules of the NYSE but prior to the 35% Trigger Date, Keane Investor has the right to designate a number of individuals who satisfy the Director Requirements (as defined herein) equal to one director fewer than 50% of our board of directors at any time and shall cause its directors appointed to our board of directors to vote in favor of maintaining an 11-person board of directors unless the management board of Keane Investor otherwise agrees by the affirmative vote of 80% of the management board of Keane Investor; (b) a Holder has beneficial ownership of at least 20% but less than 35% of our outstanding common stock, the Holder will have the right to designate a number of individuals who satisfy the Director Requirements equal to the greater of three or 25% of the size of our board of directors at any time (rounded up to the next whole number); (c) a Holder has beneficial ownership of at least 15% but less than 20% of our outstanding common stock, the Holder will have the right to designate the greater of two or 15% of the size of our board of directors at any time (rounded up to the next whole number); and (d) a Holder has beneficial ownership of at least 10% but less than 15% of our outstanding common stock, it will have the right to designate one individual who satisfies the Director Requirements. The right of Keane Investor or a Holder to appoint one or more directors could make an acquisition of us more difficult and may prevent attempts by our stockholders to replace or remove our current management, even if beneficial to our stockholders.

Our certificate of incorporation and bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for: (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a claim for breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders; (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”), our certificate of incorporation or our bylaws; or (d) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have received notice of and consented to the foregoing provisions. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds more favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find this choice of forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition, prospects or results of operations.

If a substantial number of shares becomes available for sale and are sold in a short period of time, the market price of our common stock could decline.

If Keane Investor sells substantial amounts of our common stock in the public market following this offering, the market price of our common stock could decrease. The perception in the public market that Keane Investor might sell shares of common stock could also create a perceived overhang and depress our market price. 104,672,300 shares of common stock are outstanding of which 51,668,175 shares will be held by Keane Investor upon the closing of this offering.

In addition, Keane Investor will have substantial demand and incidental registration rights, as described in “Item 13. Certain Relationships and Related-Party Transactions and Director Independence—Registration Rights” in the 2017 10-K. The market price for shares of our common stock may drop when the restrictions on resale by Keane Investor lapse.

If equity research analysts do not publish research or reports about our business or if they issue unfavorable commentary or downgrade our common shares, the market price of our common stock could decline.

The trading market for our common shares likely will be influenced by the research and reports that equity and debt research analysts publish about the industry, us and our business. The market price of our common stock could decline if one or more securities analysts fail to cover our securities, if those analysts downgrade our shares or if those analysts issue a sell recommendation or other unfavorable commentary or cease publishing reports about us or our business. If one or more of the analysts who elect to cover us downgrade our shares, the market price of our common stock would likely decline.

Because we do not currently plan to pay dividends following this offering, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We do not currently plan to pay dividends following this offering, and our stockholders will not be guaranteed, or have contractual or other rights, to receive dividends. Our board of directors may, in its discretion, modify or repeal our dividend policy. The declaration and payment of dividends depends on various factors, including: our net income, financial condition, cash requirements, future prospects and other factors deemed relevant by our board of directors.

In addition, we are a holding company that does not conduct any business operations of our own. As a result, we are dependent upon cash dividends and distributions and other transfers from our subsidiaries to make dividend payments. Our subsidiaries’ ability to pay dividends is restricted by agreements governing their debt instruments, and may be restricted by agreements governing any of our subsidiaries’ future indebtedness. Furthermore, our subsidiaries are permitted under the terms of their debt agreements to incur additional indebtedness that may severely restrict or prohibit the payment of dividends. See “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operation—Liquidity and Capital Resources—Principal Debt Agreements” in our Third Quarter 10-Q.

Under the DGCL, our board of directors may not authorize payment of a dividend unless it is either paid out of our surplus, as calculated in accordance with the DGCL or, if we do not have a surplus, it is paid out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

You may be diluted by the future issuance of additional common stock in connection with our equity incentive plans, acquisitions or otherwise.

After this offering, we will have 395,327,700 shares of common stock authorized but unissued under our certificate of incorporation. We will be authorized to issue these shares of common stock and options, rights, warrants and appreciation rights relating to common stock for consideration and on terms and conditions established by our board of directors in its sole discretion, whether in connection with acquisitions or otherwise. We have reserved 7,114,757 shares of our common stock for future awards that may be issued under our Equity and Incentive Award Plan. Any common stock that we issue, including under our Equity and Incentive Award Plan or other equity incentive plans that we may adopt in the future, would dilute the percentage ownership held by the investors who purchase common stock in this offering.

In the future, we may also issue our securities, including shares of our common stock, in connection with investments or acquisitions. We regularly evaluate potential acquisition opportunities, including ones that would be significant to us, and we are currently participating in processes regarding several potential acquisition opportunities, including ones that would be significant to us. The number of shares of our common stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of common stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to you.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain forward-looking statements. All statements other than statements of historical facts contained or incorporated by reference in this prospectus supplement and accompanying prospectus, including statements regarding our future operating results and financial position, business strategy, and plans and objectives of management for future operations, are forward-looking statements. Our forward-looking statements are generally accompanied by words such as “may,” “should,” “expect,” “believe,” ”plan,” “anticipate,” “could,” “intend,” “target,” “goal,” ”project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other similar expressions. Any forward-looking statements contained or incorporated by reference in this prospectus supplement and accompanying prospectus speak only as of the date on which we make them and are based upon our historical performance and on current plans, estimates and expectations. Forward-looking statements contained or incorporated by reference in this prospectus supplement and accompanying prospectus include, but are not limited to, statements about:

•	the competitive nature of the industry in which we conduct our business;

•	general business and economic conditions;

•	crude oil and natural gas commodity prices;

•	demand for services in our industry;

•	business strategy;

•	pricing pressures and competitive factors;

•	the effect of a loss of, or financial distress of, one or more key customers;

•	our ability to obtain or renew customer contracts;

•	the effect of a loss of, or interruption in operations of, one or more key suppliers;

•	the market price and availability of materials or equipment;

•	increased costs as the result of being a public company;

•	planned acquisitions and future capital expenditures;

•	technology;

•	financial strategy, liquidity, capital required for our ongoing operations and acquisitions, and our ability raise additional capital;

•	our ability to service our debt obligations;

•	ability to obtain permits, approvals and authorizations from governmental and third parties, and the effects of government regulation;

•	dividends;

•	future operating results; and

•	plans, objectives, expectations and intentions.

We caution you that the foregoing list may not contain all of the forward-looking statements made or incorporated by reference in this prospectus supplement and accompanying prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained or incorporated by reference in this prospectus supplement and accompany prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section entitled “Risk Factors” in our 2017 10-K, the section entitled “Risk Factors” in our Third Quarter 10-Q and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained or incorporated by reference in this prospectus supplement and accompany prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made or incorporated by reference in this prospectus supplement and accompanying prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made or incorporated by reference in this prospectus supplement and accompany prospectus to reflect events or circumstances after the date of this prospectus supplement or accompanying prospectus, respectively, or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholder.

The proceeds received by the selling stockholder in this offering will be distributed solely to Trican Well Service, L.P. Following such distribution, Trican Well Service, L.P. will cease to hold equity interests in Keane Investor. Dale M. Dusterhoft, Chief Executive Officer of Trican Well Service, Ltd., the parent of Trican Well Service, L.P., will remain on our board of directors following the consummation of this offering.

MARKET PRICE OF OUR COMMON STOCK

Our common stock has been listed on NYSE under the symbol “FRAC” since January 20, 2017. Our IPO was priced at $19.00 per share on January 19, 2017. Prior to that date, there was no public market for our stock. The following table sets forth, for the indicated periods, the high and low sales prices per share for common stock on the NYSE.

	High	Low
2017:
First Quarter (from January 20, 2017)	$22.93	$13.68
Second Quarter	$16.81	$12.42
Third Quarter	$16.92	$12.51
Fourth Quarter	$19.13	$13.63
2018:
First Quarter	$19.83	$12.84
Second Quarter	$16.97	$13.05
Third Quarter	$14.55	$10.12
Fourth Quarter (through November 30, 2018)	$13.91	$10.46

On November 30, 2018, the last reported sale price of our common stock on the NYSE was $11.12 per share. As of December 3, 2018, we had six holders of record of our common stock. The actual number of stockholders is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date. However, we anticipate that our board of directors will consider the payment of dividends in the future based on our increasing levels of profitability and associated reduced debt leverage. We are not required to pay dividends, and our stockholders will not be guaranteed, or have contractual or other rights to receive, dividends. The declaration and payment of any future dividends will be at the sole discretion of our board of directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to the payment of dividends, and other considerations that our board of directors deems relevant. Our board of directors may decide, in its discretion, at any time, to modify or repeal the dividend policy or discontinue entirely the payment of dividends.

The ability of our board of directors to declare a dividend is also subject to limits imposed by Delaware corporate law. Under Delaware law, our board of directors and the boards of directors of our corporate subsidiaries incorporated in Delaware may declare dividends only to the extent of our “surplus,” which is defined as total assets at fair market value minus total liabilities, minus statutory capital, or if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. See “Risk Factors—Risks Related to This Offering and Owning Our Common Stock—Because we do not currently plan to pay dividends following this offering, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.” in the accompanying prospectus.

Our ability to pay dividends is limited by restrictions on our ability under the terms of our indebtedness to make distributions, including restrictions under the terms of the agreements governing our Senior Secured Debt Facilities. We are a holding company that does not conduct any business operations of our own. As a result, we are dependent upon cash dividends and distributions and other transfers from our subsidiaries to make dividend payments. KGI and its subsidiaries are subject to general restrictions imposed on dividend payments under the laws of their jurisdictions of incorporation or organization. For more information, see “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operation—Liquidity and Capital Resources—Principal Debt Agreements” in our Third Quarter 10-Q and “Risk Factors—Risks Related to Owning Our Indebtedness—The agreements governing our indebtedness contain operating covenants and restrictions that limit our operations and could lead to adverse consequences if we fail to comply with them” in the 2017 10-K.

UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED

FINANCIAL INFORMATION

The unaudited pro forma condensed combined and consolidated financial information presents Keane’s unaudited pro forma condensed combined and consolidated statement of operations for the year ended December 31, 2017 based upon the consolidated historical financial statements of Keane, after giving effect to the following transactions (collectively, the “Transactions”), which are described further in the notes below:

•

the RockPile Transactions (including the consummation of the RockPile Acquisition and the Additional Financing under the 2017 Incremental Term Loan Facility (as defined in the Third Quarter 10-Q)) (Note 2);

•	the Organizational Transactions (Note 3); and

•	the IPO Transactions (Note 4).

The unaudited pro forma condensed combined and consolidated statements of operations for the year ended December 31, 2017 give pro forma effect to the RockPile Transactions, the Organizational Transactions and the IPO Transactions as if they had occurred on January 1, 2017.

The unaudited pro forma condensed combined and consolidated financial information was prepared in accordance with Article 11 of Regulation S-X, using the assumptions set forth in the notes to the unaudited pro forma condensed combined and consolidated financial information. The unaudited pro forma condensed combined and consolidated financial information includes adjustments that give effect to events that are directly attributable to the Transactions described above, are factually supportable and, with respect to our statement of operations, are expected to have a continuing impact.

The unaudited pro forma condensed combined and consolidated financial information is provided for informational purposes only and is not necessarily indicative of the operating results that would have occurred if the Transactions had been completed as of the dates set forth above, nor is it indicative of the future results of the Company. The unaudited pro forma condensed combined and consolidated financial information also does not give effect to the potential impact of any anticipated synergies, operating efficiencies or cost savings that may result from the RockPile Transactions or any integration costs that do not have a continuing impact.

The unaudited pro forma condensed combined and consolidated financial information should be read in conjunction with the consolidated financial statements of Keane and RockPile incorporated by reference or included elsewhere in this prospectus supplement and accompany prospectus.

KEANE GROUP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED STATEMENT

OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2017

(IN THOUSANDS)

	Historical			Pro Forma
	Keane	RockPile (January 1- June 30, 2017)	RockPile (July 1- July 2, 2017)	Adjustments for RockPile Transactions		Adjustments for Organizational Transactions		Adjustments for IPO Transactions		Combined
Revenue	$1,542,081	$188,070	$2,202	$(74)	3a.	$—		$—		$1,732,279
Operating costs and expenses:
Cost of services (excluding depreciation and amortization, shown separately)	1,282,561	167,043	1,885	(13,076)	3b.	—		(1,266)	5a.	1,437,147
Depreciation and amortization	159,280	628	—	23,745	3c.	—		—		183,653
Selling, general and administrative expenses	93,526	28,454	451	(10,215)	3d.	—		(4,519)	5b.	107,697
(Gain) loss on disposal of assets	(2,555)	—	—	—						(2,555)

Total operating costs and expenses	1,532,812	196,125	2,336	454		—		(5,785)		1,725,942

Operating income (loss)	9,269	(8,055)	(134)	(528)		—		5,785		6,337

Other expense:
Other income, net	13,963	9	1	—		—		—		13,973
Interest expense	(59,223)	(294)	0	(5,956)	3e.	—		25,174	5c.	(40,299)

Total other expenses	(45,260)	(285)	1	(5,956)		—		25,174		(26,326)

Loss before income taxes	(35,991)	(8,340)	(133)	(6,484)		—		30,959		(19,989)

Income tax expense	(150)	—	—	—	3f.	7,890	4a.	—		7,740

Net loss	$(36,141)	$(8,340)	$(133)	$(6,484)		$7,890		$30,959		$(12,249)

Net loss attributable to Predecessor	(7,918)	—	—	—		—		—		—
Net loss attributable to Keane Group, Inc.	(28,223)	—	—	—		—		—		—

Other comprehensive income (loss):
Foreign currency translation adjustments	96	—	—	—		—		—		96
Hedging activities	791	—	—	—		—		—		791

Total comprehensive loss	$(35,254)	$(8,340)	$(133)	$(6,484)		$7,890		$30,959		$(11,362)

Net loss per share:
Basic and diluted net loss per share										$(0.11)
Weighted-average shares outstanding: basic and diluted				8,684	3g.	87,313		15,700		111,697

See notes to unaudited pro forma condensed combined and consolidated financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED FINANCIAL INFORMATION

1. Basis of Presentation

The unaudited pro forma condensed combined and consolidated financial information is derived by applying pro forma adjustments to Keane’s historical consolidated financial statements for the year ended December 31, 2017. Keane completed its acquisition of RockPile on July 3, 2017.

The historical financial statements of RockPile have been extracted from RockPile’s interim financial information as of and for the two day period ended July 2, 2017 and the six months ended June 30, 2017. Keane and RockPile have fiscal years that end on December 31.

The acquisition of RockPile was accounted for using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations. Under the acquisition method of accounting, the total consideration transferred is allocated to the tangible and identifiable intangible assets acquired and the liabilities assumed based on their fair values, in each case based on the estimated fair value as of the acquisition dates. The excess of the consideration transferred over the net tangible and identifiable intangible assets acquired is recorded as goodwill.

2. RockPile Transactions

On July 3, 2017 (the “RockPile Closing Date”), pursuant to a Purchase Agreement dated May 18, 2017 (the “RockPile Purchase Agreement”) with RockPile Holdings, RockPile Management NewCo, LLC, a Delaware limited liability company (together with the RockPile Holdings, the “RockPile Seller Parties”) and RockPile, we completed our acquisition of 100% of the equity interests of RockPile (the “RockPile Acquisition”) for (i) approximately $116.6 million in cash, including approximately $4.4 million in respect of deposits previously paid by RockPile Seller Parties for 30,000 previously ordered hydraulic fracturing horsepower, which was delivered and deployed in the fourth quarter of 2017, and (ii) 8,684,210 shares of our common stock (the “RockPile Acquisition Shares”). The cash portion of the purchase price was determined based on a $135 million base cash purchase price, which was subject to closing and post-closing adjustments as provided in the RockPile Purchase Agreement (including (i) reductions for the payment of RockPile’s indebtedness and transaction expenses at closing, (ii) increases for certain capital expenditures by RockPile made prior to the RockPile closing and (iii) customary adjustments for the amount of working capital of RockPile against a normalized working capital target). In addition, the Company entered into the Keane Group Contingent Value Rights Agreement (the “CVR Agreement”) with RockPile Holders. Pursuant to the terms of the CVR Agreement, the RockPile Holders received one non-transferable contingent value right for each RockPile Acquisition Share, which collectively entitled the RockPile Holders to receive an aggregate payment (the “Aggregate CVR Payment Amount”) equal to the CVR Payment Amount (as defined herein) multiplied by the number of RockPile Acquisition Shares held by the RockPile Holders on the CVR Payment Date (as defined herein), provided that the Twenty-Day VWAP (as defined herein) was less than $19.00. The date of such payment (the “CVR Payment Date”) would on April 10, 2018, the fifth business day following the date that is nine months after July 3, 2017 (such date, the “CVR Maturity Date”). The “CVR Payment Amount” was equal to the difference between (a) $19.00 and (b) the arithmetic average of the dollar volume weighted average price of the Company’s common stock on each trading day for twenty (20) trading days randomly selected by the Company during the thirty (30) trading day period immediately preceding the last business day prior to the CVR Maturity Date (the “Twenty-Day VWAP”), provided that the CVR Payment Amount would not exceed $2.30. The Aggregate CVR Payment Amount would be reduced on a dollar for dollar basis if (i) the aggregate gross proceeds received in connection with the resale of any RockPile Acquisition Shares plus (ii) the product of the number of RockPile Acquisition Shares held by the RockPile Holders on the CVR Payment Date and the Twenty-Day VWAP plus (iii) the Aggregate CVR Payment Amount exceeded $165 million.

In early April 2018, in accordance with the terms and conditions of the CVR Agreement, the Company calculated and paid the final Aggregate CVR Payment Amount, due to the RockPile Seller Parties, of $19.9 million.

In connection with the RockPile Acquisition, on July 3, 2017, KGI and certain of its subsidiaries entered into an amendment to the then-existing 2017 Term Loan Facility (as defined in our Third Quarter 10-Q) with each of the incremental lenders party thereto, each of the existing lenders party thereto and Owl Rock Capital Corporation (“Owl Rock”) to provide for an additional $135.0 million incremental term loan (the “Additional Financing”). The Additional Financing was used (i) to fund the cash consideration in connection with the RockPile Acquisition and any other payments required under the RockPile Purchase Agreement, (ii) to pay fees and expenses related to the foregoing and (iii) to fund general corporate purposes.

We refer to the above transactions as the “RockPile Transactions.”

The unaudited pro forma condensed combined and consolidated statements of operations for the year ended December 31, 2017 are based on the historical financial statements of Keane as well as RockPile.

Conforming Accounting Policies

RockPile historically included the portion of depreciation expense related to revenue producing property and equipment in cost of services. Keane presents all depreciation and amortization on a separate line in the statements of operations. The pro forma adjustment reclassifies RockPile’s depreciation expense related to revenue producing property and equipment from cost of services to depreciation and amortization in the pro forma condensed combined consolidated statements of operations.

RockPile historically expensed certain hydraulic fracturing engine components, such as transmissions and power ends, when purchased. Keane capitalizes the cost of transmissions and power ends and depreciates them over useful lives of three years and two and a half years, respectively, when placed into service. The pro forma adjustment to RockPile’s cost of services removes the impact of expensing these items when purchased. We have included the estimated depreciation expense of these items in depreciation and amortization in the pro forma condensed combined consolidated statements of operations.

RockPile historically classified rig engines as inventory and expensed the engines as they are placed into service. Keane classifies engines as equipment and depreciates them over useful lives of four years. The pro forma adjustment reclassifies the rig engine from inventory to property, plant and equipment. We have included the estimated depreciation expense of the rig engine in depreciation and amortization in the pro forma condensed combined consolidated statements of operations.

RockPile historically classified insurance, and property tax expenses as cost of services. Keane classifies these expenses as selling, general and administrative expenses. The pro forma adjustment reclassifies these expenses from cost of services to selling, general and administrative expenses in the pro forma condensed combined consolidated statements of operations. Additionally, RockPile historically classified HSE professional fees as selling, general and administrative expenses. Keane classifies these fees as cost of services. The pro forma adjustment reclassifies HSE professional fees from selling, general and administrative expenses to cost of services in the pro forma condensed, combined consolidated statements of operations.

Preliminary Purchase Price Allocation

The Company accounted for the RockPile Transactions using the acquisition method of accounting in accordance with ASC 805, Business Combinations. The purchase accounting is subject to the twelve-month measurement period adjustments to reflect any new information that may be obtained in the future about facts and circumstance that existed as of the acquisition date that if known, would have affected the measurement of the amounts recognized as of that date.

The total consideration under GAAP purchase accounting that was transferred to acquire RockPile of $258.8 million, net of cash acquired, is comprised of $116.6 million in cash (as further described in the table below), $130.3 million of RockPile Acquisition Shares and approximately $12.0 million in contingent consideration associated with the CVR Agreement. The equity consideration is calculated based on 8,684,210 shares of Keane common stock issued at a closing stock price on the RockPile Closing Date of $16.29 per share, subject to a 7.9% discount due to lack of marketability as a result of certain of the lockup agreements entered into in connection with the issuance of the RockPile Acquisition Shares.

(in thousands)
Closing cash purchase price	$107,396
Seller transaction expenses paid by Keane	5,199
Purchase price escrow amount	1,400
Indemnification escrow	1,500
Insurance Policy	1,081

Total U.S. GAAP cash consideration	$116,576

The CVR Agreement entitled each RockPile Holder on the CVR Payment Date to a CVR Payment Amount per RockPile Acquisition Share. The CVR Agreement provided that the aggregate CVR Payment Amount would be reduced on a dollar for dollar basis if (i) the aggregate gross proceeds received in connection with the resale of any RockPile Acquisition Shares plus (ii) the product of the number of RockPile Acquisition Shares held by the RockPile Holders and the Twenty-Day VWAP plus (iii) the aggregate CVR Payment Amount exceeded $165 million.

Our final allocation of the total consideration as of September 30, 2018 is set forth below.

(in thousands)
Cash consideration	$116,576
Equity consideration	130,290
Contingent consideration	11,962
Less: Cash acquired	—

Total purchase consideration, less cash acquired	$258,828

Fair value of consideration transferred allocated to:
Trade and other accounts receivable	$58,601
Inventories, net	2,991
Prepaid and other current assets	12,913
Property and equipment, net	166,307
Intangible assets	19,700
Notes receivable	—
Other noncurrent assets	306

Assets acquired	260,818
Accounts payable	(22,819)
Accrued expenses	(35,476)
Deferred revenue	(22,355)
Other noncurrent liabilities	(3,239)

Liabilities assumed	(83,889)
Goodwill	81,899

Total purchase consideration	$258,828

Pro Forma Adjustments for the RockPile Transactions

The adjustments in each of the statements presented above give effect to the following:

•

adjustments associated with the effects of adjusting the historical net book values of the assets acquired and liabilities assumed to their estimated fair values and related impact on the statements of operations, such as revised depreciation expense on the estimated fair value of the acquired property and equipment;

•	adjustments associated with the amortization of acquired intangible assets;

•	consideration of non-recurring items directly attributable to our acquisition of RockPile such as transaction costs;

•	adjustments to the historical financial statements of RockPile to present its financial statements in conformity with Keane’s accounting policies;

•

the impact of the purchase price allocation of the RockPile Acquisition, including payment of cash and issuance of common stock as part of the consideration transferred to affect the RockPile Acquisition; and

•	the Additional Financing under the Company’s 2017 Incremental Term Loan Facility used to finance the RockPile Acquisition, and the associated impact to interest expense.

The unaudited pro forma condensed combined and consolidated statement of operations and comprehensive loss give effect to the following adjustments:

a. Revenue

Represents the adjustment to reclassify rental income from revenue to reduce rental expense within selling, general and administrative expenses.

b. Cost of services

The net pro forma adjustment to cost of services is comprised of the following items:

(in thousands)	Year ended December 31, 2017
Eliminate RockPile’s historical depreciation expense from cost of services	$(8,904)
Eliminate expenses related to the purchase of power ends and transmissions	(1,866)
Reclassify RockPile’s historical expenses between cost of services and selling, general and administrative expenses	(2,306)

Pro forma adjustment to cost of services	$(13,076)

The adjustment to reclassify RockPile’s historical expenses between cost of services and selling, general and administrative expenses include the following adjustments:

•	reclassification of historical insurance and property tax expenses of $1.0 million for year ended December 31, 2017 from cost of services to selling, general and administrative expenses; and

•	remaining balance comprises of reclassification of historical HSE professional fees from selling, general and administrative expenses to cost of services.

c. Depreciation and amortization

The net pro forma adjustment to depreciation and amortization is comprised of the following items:

(in thousands)	Year ended December 31, 2017
Eliminate RockPile’s historical depreciation and amortization expense	$(628)
Adjust depreciation and amortization expense for acquired assets	24,373

Pro forma adjustment to depreciation and amortization	$23,745

Pro forma depreciation and amortization expense related to the assets acquired is recorded within the depreciation and amortization line item in the pro forma condensed combined and consolidated statements of operations.

d. Selling, general and administrative expenses

The net pro forma adjustment to selling, general and administrative expenses is comprised of the following items:

(in thousands)	Year ended December 31, 2017
Eliminate transaction costs related to the RockPile Acquisition	$(9,124)
Reclassify RockPile’s historical expenses between selling, general and administrative expense and cost of services	847
Adjust for new compensation arrangements with RockPile personnel	(1,938)

Pro forma adjustment to selling, general and administrative expenses	$(10,215)

The adjustment to eliminate transaction costs related to the RockPile Acquisition includes the elimination of legal and other professional fees incurred during the historical period that are non-recurring but are directly attributable to the transaction.

The adjustment to reclassify RockPile’s historical expenses between selling, general and administrative expenses and cost of services include the following adjustments:

•

reclassification of historical insurance and property tax expenses of $1.0 million for year ended December 31, 2017, respectively, from cost of services to selling, general and administrative expenses; and

•	remaining balance comprises of reclassifications of historical expenses such as rental income and HSE professional fees.

The adjustment for new compensation arrangements with RockPile employees include the following adjustments:

•	addition of stock compensation expense related to new Keane restricted stock units and stock options issued to four RockPile executives;

•	elimination of RockPile’s historical stock compensation expense related to the five RockPile executives who received new Keane stock compensation awards;

•	elimination of executive retention bonuses related to the RockPile Transactions that were paid by RockPile in year ended December 31, 2017; and

•

addition of $0.9 million of expense related to RockPile’s two-year executive retention bonus program, which will be paid ratably by Keane on the first and second anniversaries of the RockPile Closing Date.

e. Interest expense

Represents the adjustment to reflect interest expense and amortization of original issue discount and deferred financing fees related to the Incremental Term Loan Facility based on an interest rate of 8.35%.

f. Income tax expense

We have included the pro forma income tax expense adjustment in 3a. as Keane became a taxable entity in conjunction with the Organizational Transactions.

g. Net loss per share

Represents the adjustment to issue 8,684,210 shares of Keane’s common stock to the seller as part of the purchase consideration. As a result of the pro forma combined and consolidated net loss reported for the year ended December 31, 2017, the basic and diluted net loss per share were the same, with no consideration given to potentially anti-dilutive securities.

3. Pro Forma Adjustments for the Organizational Transactions

In conjunction with the IPO on January 25, 2017, all operating subsidiaries became subsidiaries of Keane Group, Inc., a Delaware corporation. As a result, all of our operations became taxable as part of a consolidated group for federal income tax purposes.

a. Provision for income taxes

The pro forma adjustment to income tax (benefit) expense is derived by applying a combined federal and state statutory tax rate of 38.72% to the pro forma pre-tax earnings of the Company, which assumes that all of the Keane Group, Inc. entities are taxable as a group for federal and state income tax purposes.

4. Pro Forma Adjustments for the IPO Transactions

On January 25, 2017, the Company completed the initial public offering of its shares. The net proceeds were used to fully repay KGH Intermediate Holdco II, LLC’s term loan balance of $99 million under the 2016 Term Loan Facility (as defined in the Third Quarter 10-Q) and the associated prepayment premium of $13.8 million, and to repay $50 million of the Company’s Notes and the associated prepayment premium of approximately $0.5 million.

a. Cost of services

Represents the elimination of employee bonus expense associated with the IPO Transactions recorded in cost of services.

b. Selling, general and administrative expenses

Represents the elimination of transaction costs and employee bonus expense associated with the IPO Transactions recorded in selling, general and administrative expenses.

c. Interest expense

Represents the adjustment to interest expense associated with the repayment of the 2016 Term Loan Facility and the partial repayment of the Notes. The adjustment to the pro forma statement of operations for the nine months ended September 30, 2017 includes the removal of the prepayment penalties and write-off of original issue discount and deferred financing fees associated with these early repayments.

d. Net loss per share

Represents the adjustment of 15,700,000 common shares offered by the Company in the IPO Transactions.

PRINCIPAL AND SELLING STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of December 3, 2018 by:

•	each person who is known by us to beneficially own 5% or more of our outstanding shares of capital stock;

•	the selling stockholder;

•	each member of our board of directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the address for each 5% stockholder, director and executive officer listed below is c/o Keane Group, Inc., 1800 Post Oak Boulevard, Suite 450, Houston, Texas 77056.

	Shares beneficially owned before offering	Shares beneficially owned after offering	Percentage of shares beneficially owned
Name of Beneficial Owner	Number	Number	Before Offering(1)	After Offering(2)
5% Stockholders and Selling Stockholder:
Keane Investor Holdings LLC(2)(3)	56,919,424	51,668,175	54.4%	49.6%

Directors:
James C. Stewart	266,585	266,585	*	*
Lucas N. Batzer	—	—	—	—
Dale M. Dusterhoft	—	—	—	—
Marc G. R. Edwards	62,816	62,816	*	*
Christian A. Garcia	29,681	29,681	*	*
Lisa A. Gray	—	—	—	—
Gary M. Halverson	41,983	41,983	*	*
Shawn Keane	—	—	—	—
Elmer D. Reed	35,042	35,042	*	*
Lenard B. Tessler	—	—	—	—
Scott Wille	—	—	—	—

Named Executive Officers:
James C. Stewart	266,585	266,585	*	*
Gregory L. Powell	218,328	218,328	*	*
M. Paul DeBonis Jr.	89,821	89,821	*	*
Kevin M. McDonald	98,623	98,623	*	*
Ian J. Henkes	39,248	39,248	*	*
R. Curt Dacar	99,370	99,370	*	*
All directors and executive officers as a group(3) (17 persons)	949,091	949,091	*	*

*	Represents less than 1%.
(1)	Percentage of shares beneficially owned prior to the offering is based on 104,672,300 shares of our common stock outstanding as of December 3, 2018.

(2)	Assumes the consummation of the share repurchase of 520,000 shares of our common stock from the underwriter concurrently with the closing of this offering.
(2)

Keane Investor is held by a private investor group, including affiliates of Cerberus, members of the Keane family, Trican Well Service, L.P. and certain current members of management. Messrs. Batzer, Tessler, Wille and Ms. Gray are affiliated with Cerberus. Upon completion of this offering, affiliates of Cerberus will have indirect economic interests in 39,776,499 shares or approximately 38.2%, calculated based on their number of units in Keane Investor. Shawn Keane is affiliated with several of the Keane Parties that will have indirect economic interests in 7,120,262 shares or approximately 6.8% upon completion of this offering, calculated based on their number of units in Keane Investor. Several members of our management, including Messrs. Stewart, Powell and DeBonis and two additional officers, will have indirect economic interests in 4,383,161 shares or approximately 4.2% upon completion of this offering, calculated based on their number of units in Keane Investor.

Mr. Dusterhoft is Chief Executive Officer and a director of Trican Well Service, Ltd., the parent of Trican Well Service, L.P., which currently holds units in Keane Investor. The proceeds of the sale of common stock by Keane Investor in this offering will be distributed solely to Trican Well Service, L.P. Following such distribution, Trican Well Service, L.P. will cease to hold units in Keane Investor.

(3)	The address for Keane Investor Holdings LLC and Messrs. Batzer, Tessler, Wille and Ms. Gray is c/o Cerberus Capital Management, L.P., 875 Third Avenue, New York, New York 10022.

CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS TO NON-U.S. HOLDERS

The following is a summary of certain United States federal income and estate tax consequences to a non-U.S. holder (as defined herein) of the purchase, ownership and disposition of our common stock as of the date hereof. This summary deals only with common stock that is held as a capital asset.

Except as modified for estate tax purposes (as discussed below), a “non-U.S. holder” means a beneficial owner of our common stock that, for United States federal income tax purposes, is an individual, corporation, estate or trust that is not any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions, all as of the date hereof. Those authorities may be changed or subject to different interpretations, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not address the effects of any other United States federal tax laws (including gift tax or the Medicare tax on certain investment income) and does not deal with foreign, state, local or other tax considerations that may be relevant to holders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income or estate tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for United States federal income tax purposes (or an investor in such entity)). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If an entity treated as a partnership for United States federal income tax purposes holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership considering an investment in our common stock, you should consult your tax advisors.

If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular United States federal tax consequences to you of the ownership of the common stock, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Dividends

Subject to the discussion of backup withholding and FATCA (as defined herein) below, dividends paid to a non-U.S. holder of our common stock generally will be subject to United States federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States are generally not subject to the United States federal withholding tax (provided certain certification and disclosure requirements are satisfied) unless an applicable income tax treaty provides otherwise. Instead, such dividends are subject to United States federal income tax on a net income basis in generally the same manner as if the non-U.S. holder were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any non-U.S. holder that is a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, on its effectively connected earnings and profits, subject to adjustments.

A non-U.S. holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete the applicable Internal Revenue Service Form W-8 and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder of our common stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

Gain on Disposition of Common Stock

Subject to the discussion of backup withholding and FATCA below, any gain recognized on the sale, exchange or other taxable disposition of our common stock generally will not be subject to United States federal income or withholding tax unless:

•	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States;

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for United States federal income tax purposes.

A non-U.S. holder described in the first bullet point immediately above will be subject to United States federal income tax on the net gain derived from the disposition on a net income basis in generally the same manner as if the non-U.S. holder were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. If a non-U.S. holder that is a foreign corporation falls under the first bullet point immediately above, it may also be subject to the branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits, subject to adjustments.

Unless an applicable income tax treaty provides otherwise, an individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% United States federal income tax on the gain derived from the disposition, which may be offset by certain United States source capital losses, even though the individual is not considered a resident of the United States.

We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes. However, even if we are or become a “United States real property holding corporation,” if our common stock is considered to be regularly traded on an established securities market for United States federal income tax purposes, only a non-U.S. holder who, actually or constructively, holds or held (at any time during the shorter of the five-year period preceding the date of disposition or the holder’s holding period) more than 5% of our common stock will be subject to United States federal income tax on any gain derived from the disposition of our common stock.

Federal Estate Tax

Common stock held (or deemed held) at the time of death by an individual non-U.S. holder who is neither a citizen or resident of the United States (as specifically defined for United States estate tax purposes) will be included in such holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides or is establisehed under the provisions of an applicable income tax treaty or agreement.

A non-U.S. holder will be subject to backup withholding on dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder, or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a disposition of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder, or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on our common stock and, for a disposition of our common stock occurring after December 31, 2018, the gross proceeds from such disposition, in each case paid to (i) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code), whether such non-financial foreign entity is the beneficial owner or an intermediary, which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisor regarding these requirements and whether they may be relevant to your purchase, ownership and disposition of our common stock.

UNDERWRITING

The Company, the selling stockholder and the underwriter named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, the underwriter has agreed to purchase the number of shares indicated in the following table.

Underwriter	Number of Shares
Morgan Stanley & Co. LLC	5,251,249

Total	5,251,249

The underwriter is committed to take and pay for all of the shares being offered, if any are taken.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriter by the selling stockholder. No underwriting discounts or commissions are payable in respects of the shares being acquired by us.

Paid by the Selling Stockholder

Per Share	$0.11
Total	$520,437.39

Subject to the completion of this offering, we have agreed to purchase 520,000 shares of our common stock that are subject to this offering from the underwriter at a price per share equal to the price per share paid by the underwriter to the selling stockholder in this offering. The closing of the share repurchase is contingent on the closing of this offering.

Shares sold by the underwriter to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriter to securities dealers may be sold at a discount of up to $0.10 per share from the public offering price. After the initial offering of the shares, the underwriter may change the offering price and the other selling terms. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

The Company estimates that the total expenses for this offering will be approximately $850,000. The expenses related to this offering incurred by us are payable by the selling stockholder. Accordingly, we will not directly bear the cost of any expenses related to this offering.

Our common stock is listed on the NYSE under the symbol “FRAC.”

In connection with the offering, the underwriter may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. The underwriter must cover any such short positions by purchasing shares in the open market. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriter in the open market prior to the completion of the offering.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriter for its own accounts, may have the effect of preventing or retarding a decline in the market price of the Company’s stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriter is not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

The underwriter does not expect sales to discretionary accounts to exceed five percent (5%) of the total number of shares offered.

The selling stockholder has agreed to reimburse the underwriter for certain expenses, including the reasonable fees and disbursements of counsel for the underwriter in connection with any required review of the terms of the offering by FINRA in an amount not to exceed $25,000.

The Company has agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter and its respective affiliates have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses. Affiliates of the underwriter are agents and/or lenders under our 2017 ABL Facility.

In the ordinary course of their various business activities, the underwriter and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the Company (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the Company. The underwriter and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Notice to Prospective Investors in Canada

The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the

“Relevant Implementation Date”) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Notice to Prospective Investors in the United Kingdom

The underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “FSMA”), received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA would not apply to the Company; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement and accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notice to Prospective Investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and the underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in Dubai

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS

Schulte Roth & Zabel LLP, New York, New York, will pass upon the validity of the common stock offered hereby and certain legal matters for Keane Investor. Cahill Gordon & Reindel LLP, New York, New York, is counsel for the underwriter in connection with this offering.

EXPERTS

The consolidated financial statements of Keane Group, Inc. as of December 31, 2017 and December 31, 2016 and for the year ended December 31, 2017, and the consolidated financial statements of Keane Group Holdings LLC as of December 31, 2016 and 2015 and for each of the years in the two year period ended December 31, 2016, have been incorporated by reference in this registration statement, and the consolidated financial statements of Trican Well Service, LP as of December 31, 2015 and for the year then ended have been included herein in reliance upon the reports of KPMG LLP (“KPMG”), independent registered public accounting firm, incorporated by reference and appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of RockPile Energy Holdings, LLC as of December 31, 2016 and December 31, 2015 and for the periods from September 8, 2016 to December 31, 2016, January 1, 2016 to September 7, 2016 and the year ended December 31, 2015, incorporated by reference in this prospectus supplement and accompanying prospectus have been so included in reliance on the reports of Grant Thornton LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

In connection with the IPO, we requested our independent auditor, KPMG, to affirm its independence relative to the rules and regulations of the Public Company Accounting Standards Board and the SEC. During KPMG’s independence evaluation procedures, an impermissible contingent fee arrangement was identified between a KPMG member firm of KPMG International Cooperative (the “KPMG Member Firm”) and an affiliated entity controlled by our Sponsor. This engagement existed during 2015 and through October 2016. The impermissible fee arrangement was terminated promptly upon identification. The KPMG member firm referenced above does not participate in the audit engagement of Keane Group, Inc. and Keane Group Holdings, LLC and the services provided by the KPMG member firm had no effect on KPMG’s audit engagements. KPMG considered whether the matters noted above impacted its objectivity and ability to exercise impartial judgment with regard to its engagement as our auditors and have concluded that there has been no impairment of KPMG’s objectivity and ability to exercise impartial judgment on all matters encompassed within its audits. After taking into consideration the facts and circumstances of the above matter and KPMG’s determination, Keane Group Holdings, LLC’s audit committee also concluded that KPMG’s objectivity and ability to exercise impartial judgment has not been impaired.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of our common stock being offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. For further information with respect to us and the shares of our common stock, reference is made to the registration statement and its exhibits. Statements contained in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document are not necessarily complete. We are required to file annual and quarterly reports, special reports, proxy statements, and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement. We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus supplement or the accompanying prospectus, until the termination of this offering. We hereby incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 1, 2018 (File No. 001-37988);

•

our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018, June 30, 2018 and September 30, 2018, filed with the SEC on May 4, 2018, August 1, 2018 and November 2, 2018, respectively (File No. 001-37988);

•

The sections entitled “Executive Compensation,” “Compensation Discussion and Analysis,” “Executive Compensation Tables,” “Other Information—Share Ownership” and “Other Information—Related Party Transactions” in our 2018 Proxy Statement filed with the SEC on April 13, 2018 (File No. 001-37988);

•

our Current Reports on Form 8-K/A filed with the SEC on January 11, 2018 and on Form 8-K filed with the SEC on May 17, 2018, May 25, 2018, May 29, 2018, August 8, 2018 and September 6, 2018 (File No. 001-37988); and

•

the description of capital stock contained in the Registration Statement on Form 8-A, as filed with the SEC on January 18, 2017 (File No. 001-37988), as supplemented by the “Description of Capital Stock” found on page 9 of the accompanying prospectus and including any amendments or reports filed for the purpose of updating such description.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:

Keane Group, Inc.

1800 Post Oak Boulevard, Suite 450

Houston, Texas 77056

PROSPECTUS

Keane Group, Inc.

Common Stock

Debt Securities

Guarantees

We and/or one or more selling stockholders identified in any prospectus supplement may offer to sell shares of our common stock, par value $0.01 per share, from time to time in amounts, at prices and on terms that will be determined at the time of any such offering.

We may, from time to time, offer and sell debt securities, which may or may not be guaranteed by one or more of our subsidiaries. One or more of our subsidiaries may, from time to time, offer and sell debt securities, which will be guaranteed by us and may or may not be guaranteed by one or more of our other subsidiaries.

These securities may be sold on a continuous or delayed basis directly to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and we and any agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of our securities. If any agents, dealers or underwriters are involved in the sale of any of our securities, the applicable prospectus supplement will set forth any applicable commissions or discounts payable to them. Our net proceeds from the sale of our securities also will be set forth in the applicable prospectus supplement. We also may provide investors with a free writing prospectus that includes this information.

We will not receive any proceeds from the sales of our common stock by selling stockholders.

This prospectus describes some of the general terms that may apply to these securities. Each time that we or the selling stockholders offer any securities using this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement or a free writing prospectus will contain more specific information about the offering and the securities being offered, including the specific amounts, prices and terms of the securities being offered. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

Our common stock is listed and traded on the New York Stock Exchange (the “NYSE”) under the symbol “FRAC.” If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

You should carefully read this prospectus and any applicable prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in our securities.

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors referred to in the section titled “Risk Factors” beginning on page 6 of this prospectus, in any prospectus supplement and free writing prospectus, together with the documents incorporated or deemed incorporated by reference before you make your investment decision.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 1, 2018.

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we and/or one or more selling stockholders may, from time to time, offer any of our securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we or the selling stockholders may offer. Each time we or the selling stockholders offer securities using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the offering, including the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under the heading “Information Incorporated by Reference” and any additional information described under the heading “Where You Can Find More Information” before making an investment in our securities. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents described herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information contained in, or incorporated by reference in, this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to give you different information, and if you are given any information or representation about these matters that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Explanatory Note

As used in this prospectus, unless the context otherwise requires, (i) references to the terms “Company,” “Keane,” “we,” “us” and “our” refer to Keane Group, Inc. and its consolidated subsidiaries, (ii) the term “2016 10-K” refers to our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 21, 2017, incorporated by reference herein; and (iii) the term “Third Quarter 10-Q” refers to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed with the SEC on November 3, 2017, incorporated by reference herein.

Market, Industry and Other Data

This prospectus and the documents incorporated by reference herein include market and industry data and certain other statistical information based on third-party sources. Although we believe these third-party sources are reliable as of their respective dates, we have not independently verified the accuracy or completeness of this information. Some data is also based on our own good faith estimates which are supported by our management’s knowledge of and experience in the markets and businesses in which we operate.

While we are not aware of any misstatements regarding any market, industry or similar data presented or incorporated by reference herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the sections entitled “Special Note Regarding Forward-Looking Statements” in this prospectus and “Risk Factors” incorporated by reference herein.

Trademark and Trade Names

This prospectus and the documents incorporated by reference herein contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus and the documents incorporated by reference herein is not intended to, and does not imply, a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus and the documents incorporated by reference herein may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained or incorporated by reference in this prospectus, including statements regarding our future operating results and financial position, business strategy, and plans and objectives of management for future operations, are forward-looking statements. Our forward-looking statements are generally accompanied by words such as “may,” “should,” “expect,” “believe,” “plan,” “anticipate,” “could,” “intend,” “target,” “goal,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other similar expressions. Any forward-looking statements contained or incorporated by reference in this prospectus speak only as of the date on which we make them and are based upon our historical performance and on current plans, estimates and expectations. Forward-looking statements contained or incorporated by reference in this prospectus include, but are not limited to, statements about:

•	the competitive nature of the industry in which we conduct our business;

•	general business and economic conditions;

•	crude oil and natural gas commodity prices;

•	demand for services in our industry;

•	our ability to successfully integrate RockPile Energy Services, LLC;

•	business strategy;

•	our status as a controlled company;

•	the effect of a loss of, or financial distress of, one or more key customers;

•	our ability to obtain or renew customer contracts;

•	the effect of a loss of, or interruption in operations of, one or more key suppliers;

•	the market price and availability of materials or equipment;

•	increased costs as the result of being a public company;

•	planned acquisitions and future capital expenditures;

•	technology;

•	financial strategy, liquidity, capital required for our ongoing operations and acquisitions, and our ability raise additional capital;

•	our ability to service our debt obligations;

•	ability to obtain permits, approvals and authorizations from governmental and third parties, and the effects of government regulation;

•	dividends;

•	future operating results; and

•	plans, objectives, expectations and intentions.

We caution you that the foregoing list may not contain all of the forward-looking statements made or incorporated by reference in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained or incorporated by reference in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section entitled “Risk Factors” in our 2016 10-K, the section entitled “Risk Factors” in our Third Quarter 10-Q and elsewhere in this prospectus and the documents incorporated by reference, as such factors may be updated from time to time in other documents and reports that we file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained or incorporated by reference in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made or incorporated by reference in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

OUR COMPANY

We are one of the largest pure-play providers of integrated well completion services in the United States, with a focus on complex, technically demanding completion solutions. Our primary service offerings include horizontal and vertical fracturing, wireline perforation and logging and engineered solutions, as well as other value-added service offerings. We operate and our assets are located in the Permian Basin, the Marcellus Shale/Utica Shale, the Bakken Formation and the Eagle Ford shale and we are able to deploy our assets in other active oil and gas basins, including the SCOOP/STACK Formation. We provide industry-leading completion services with a strict focus on health, safety and environmental stewardship and cost-effective customer-centric solutions. Our Company prides itself on our operating principles, our core values that focus on health, safety, environment, efficiency and operational excellence, our partnership with our customers and transparency in our value creation and our responsibilities to our employees and customers.

We provide our services in conjunction with onshore well development, in addition to stimulation operations on existing wells, to exploration and production customers with some of the highest quality and safety standards in the industry. We believe our proven capabilities enable us to deliver cost-effective solutions for increasingly complex and technically demanding well completion requirements, which include longer lateral segments, multiple fracturing stages in challenging high-pressure formations and greater proppant intensity.

Our completion services are designed in partnership with our customers to enhance both initial production rates and estimated ultimate recovery from new and existing wells. We seek to deploy our assets with well-capitalized customers that have long-term development programs that enable us to maximize operational efficiencies and the return on our assets. We believe our integrated approach increases efficiencies and provides potential cost savings for our customers, allowing us to broaden our relationships with existing customers and attract new ones. In addition, our technical team and engineering center, which is located in The Woodlands, Texas, provides us the ability to supplement our service offerings with engineered solutions specifically tailored to address our customers’ completion requirements and challenges.

Company Information

Keane Group, Inc. is organized under the laws of the State of Delaware.

Our principal executive offices are located at 2121 Sage Road, Suite 370, Houston, TX 77056. Our telephone number is (713) 960-0381 and our internet address is www.keanegrp.com. Our website and the information contained thereon and accessible therefrom are not part of this prospectus and should not be relied upon by prospective investors in connection with any decision to purchase our common shares.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the matters discussed under “Risk Factors” in our 2016 10-K and Third Quarter 10-Q, both incorporated by reference in this prospectus. You should also carefully consider the matters discussed under “Risk Factors” or any similar caption in other documents or reports that we file with the SEC after the date of this prospectus that are incorporated or deemed to be incorporated by reference in this prospectus as well as any risks described in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus. See “Where You Can Find More Information” and “Information Incorporated by Reference.” Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, prospects, results of operations, cash flow and the market price of our securities could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material.

USE OF PROCEEDS

Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from sales of the securities offered pursuant to this prospectus for general corporate purposes, which may include, without limitation, one or more of the following: refunding, repurchasing, retiring upon maturity, redeeming or repaying existing debt; working capital; capital expenditures; repurchases of our capital stock; and strategic investments and acquisitions.

We will not receive any proceeds from sales of our common stock by selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes appearing in our 2016 10-K and our Third Quarter 10-Q incorporated by reference into this prospectus.

	Nine Months Ended	Fiscal Year
	September 30, 2017	2016	2015	2014
Ratio of earnings to fixed charges(1)(2)	—	—	—	—

(1)

For the purpose of determining the ratio of earnings to fixed charges, earnings available for fixed charges include pre-tax income from continuing operations plus fixed charges (excluding capitalized interest). Fixed charges consist of interest on all indebtedness (including capitalized interest) plus that portion of operating lease rentals representative of the interest factor (deemed to be one-third of operating lease rentals).

(2)

Due to losses in the first nine months ended September 30, 2017, fiscal 2016, fiscal 2015 and fiscal 2014, the ratio coverage was less than 1:1 in each of those periods. We would have needed to generate additional earnings of $78.2 million, $187.1 million, $64.6 million and $45.6 million to achieve a coverage ratio of 1:1 during those periods.

DESCRIPTION OF CAPITAL STOCK

The following summarizes the most important terms of our common stock and related provisions of the certificate of incorporation and our bylaws. This description also summarizes the principal agreements relating to our common stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our certificate of incorporation and bylaws and the agreements referred to below, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.

There are 112,066,841 shares of our common stock issued and outstanding as of January 31, 2018.

Common Stock

Dividend Rights

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Voting Rights

Each holder of our common stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders. A majority vote is required for all action to be taken by stockholders, except as otherwise provided for in our certificate of incorporation and bylaws or as required by law, including the election of directors in an election that is determined by our board of directors to be a contested election, which requires a plurality. Our certificate of incorporation provides that our board of directors and, prior to the date that Keane Investor Holdings LLC (“Keane Investor”) and its respective affiliates (as defined in Rule 12b-2 of the Exchange Act), or any person who is an express assignee or designee of Keane Investor’s respective rights under our certificate of incorporation (and such assignee’s or designee’s affiliates) (of these entities, the entity that is the beneficial owner of the largest number of shares is referred to as the “Designated Controlling Stockholder”) ceases to own, in the aggregate, at least 50% of the then-outstanding shares of our common stock (the “50% Trigger Date”), the Designated Controlling Stockholder, are expressly authorized to make, alter or repeal our bylaws and that our stockholders may only amend our bylaws after the 50% Trigger Date with the approval of at least two-thirds of the total voting power of the outstanding shares of our capital stock entitled to vote in any annual election of directors.

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation Rights

In the event of our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities and the liquidation preference of any outstanding preferred stock.

Other Rights

Our common stock has no preemptive rights, no cumulative voting rights and no redemption, sinking fund or conversion provisions.

Preferred Stock

Our board of directors is authorized, by resolution or resolutions, to issue up to 50,000,000 shares of our preferred stock. Our board of directors is authorized, by resolution or resolutions, to provide, out of the unissued shares of our preferred stock, for one or more series of preferred stock and, with respect to each such series, to fix, without further stockholder approval, the designation, powers, preferences and relative, participating, option or other special rights, including voting powers and rights, and the qualifications, limitations or restrictions thereof, of each series of preferred stock pursuant to Section 151 of the Delaware General Corporation Law (the “DGCL”). Our board of directors could authorize the issuance of preferred stock with terms and conditions that could discourage a takeover or other transaction that some holders of our common stock might believe to be in their best interests or in which holders of common stock might receive a premium for their shares over and above market price. We have no current plan to issue any shares of preferred stock.

Composition of our Board of Directors

Our board of directors currently has 12 members. The Amended and Restated Stockholders’ Agreement, dated as of July 3, 2017, by and among the Company, RockPile Energy Holdings, LLC (“RockPile Holdings”), WDE RockPile Aggregate, LLC and Keane Investor (the “A&R Stockholders’ Agreement”) provides that, except as otherwise required by applicable law, from the date (a) immediately prior to the 50% Trigger Date, the Designated Controlling Stockholder shall set the size of the board of directors at 11 directors; (b) on which we are no longer a controlled company under the applicable rules of the NYSE but prior to the date that Keane Investor and its respective affiliates (or any person who is an express assignee or designee of Keane Investor’s respective rights under our certificate of incorporation (and such assignee’s or designee’s affiliates)) ceases to own, in the aggregate, at least 35% of the then-outstanding shares of our common stock (the “35% Trigger Date”), Keane Investor shall have the right to designate a number of individuals who are qualified and suitable to serve as members of our board of directors under all applicable corporate governance policies and guidelines of KGI and our board of directors, and all applicable legal, regulatory and stock exchange requirements (other than any requirements under the NYSE regarding director independence) (the “Director Requirements”) equal to one director fewer than 50% of our board of directors at any time and shall cause its directors appointed to our board of directors to vote in favor of maintaining an 11-person board of directors unless the management board of Keane Investor otherwise agrees by the affirmative vote of 80% of the management board of Keane Investor; (c) on which a permitted transferee or assignee of such party that succeeds to such party’s rights under the A&R Stockholders’ Agreement (each transferee or assignee, a “Holder” and, collectively, the “Holders”) has beneficial ownership of at least 20% but less than a 35% of our then-outstanding common stock, the Holder will have the right to designate a number of individuals who satisfy the Director Requirements equal to the greater of three or 25% of the size of our board of directors at any time (rounded up to the next whole number); (d) on which a Holder has beneficial ownership of at least 15% but less than 20% of our then-outstanding common stock, the Holder will have the right to designate the greater of two or 15% of the size of our board of directors at any time (rounded up to the next whole number); and (e) on which a Holder has beneficial ownership of at least 10% but less than 15% of our then-outstanding common stock, it will have the right to designate one individual who satisfies the Director Requirements.

Pursuant to the terms of the Keane Investor Holdings LLC Agreement and the A&R Stockholders’ Agreement, prior to the 50% Trigger Date, a majority vote of the management board of Keane Investor is required to designate directors to our board of directors, and the designated directors consist of six designees of Cerberus Capital Management (“Cerberus”) (if Cerberus so requests), one individual designated by Trican Well Service, L.P. (“Trican”) (if Trican so requests) and the Chief Executive Officer of Keane. From the date on which we are no longer a controlled company under the applicable rules of the NYSE but prior to the 35% Trigger Date, a majority vote of the management board of Keane Investor is required to designate nominees to be included and the slate for election to our board of directors if the designated nominees consist of four nominees of Cerberus (if Cerberus so requests) and one nominee of Trican (if Trican so requests). The nominees shall include persons that are “independent” for purposes of the Listed Company Rules of the NYSE if required to comply with such rules.

Our certificate of incorporation provides that our board of directors will consist of not less than seven directors and not more than 15 directors, and that the exact number of directors will be determined by a resolution of our board of directors. Our certificate of incorporation also provides that, prior to the 50% Trigger Date, the Designated Controlling Stockholder may increase or decrease the authorized number of directors on our board of directors. Following the 50% Trigger Date, the authorized number of directors may be increased or decreased only with the approval of at least two-thirds of all of the outstanding shares of our capital stock entitled to vote.

Each of Cerberus, Trican and a representative of a majority of the shares of common stock held by several entities affiliated with the Keane family (the “Keane Parties”), shall be entitled to, at its option, designate up to two individuals in the capacity of non-voting observers (“Observers”) to our Board of Directors. RockPile Holdings (or WDE RockPile Aggregate, LLC, if RockPile Holdings designates its appointment right) shall be entitled to, subject to certain conditions, designate one individual in the capacity of Observer to our Board of Directors. The appointment and removal of any Observer shall be by written notice to the Board of Directors. An Observer may attend any meeting of the board of directors, provided that no Observer shall have the right to vote or otherwise participate in the board of directors meeting in any way other than to observe any applicable meeting of the board of directors. Our board of directors or any committee thereof shall have the right to exclude an Observer from any meeting or portion thereof in the sole discretion of a majority of the members in attendance at such meeting. If the Keane Parties, directly or indirectly, cease to beneficially own at least 50% of our common stock beneficially owned by the Keane Parties at the time of this offering, the Keane Parties shall no longer have any right to appoint Observers and shall cause any appointed Observers to immediately resign. If Trican, directly or indirectly, ceases to beneficially own at least 25% of our common stock beneficially owned by Trican at the time of this offering, Trican shall no longer have any right to appoint Observers and shall cause such appointed observers to immediately resign. If WDE RockPile Aggregate, LLC and five other individuals who acquired our shares in our acquisition of RockPile Energy Services, LLC (collectively, the “RockPile Holders”), directly or indirectly, cease to beneficially own at least 50% of our common stock beneficially owned by the RockPile Holders as of July 3, 2017, RockPile Holdings shall no longer have any right to appoint Observers and shall cause any appointed Observers to immediately resign.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Some provisions of Delaware law and of our certificate of incorporation and bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals, other than proposals made by or at the direction of our board of directors or, prior to the 35% Trigger Date, by the Designated Controlling Stockholder. Our bylaws also establish advance notice procedures with respect to the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or by a committee appointed by our board of directors. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed, and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Calling Special Stockholder Meetings

Our certificate of incorporation and bylaws provide that special meetings of our stockholders may be called only by our board of directors or by stockholders owning at least 25% in amount of our entire capital stock issued and outstanding, and entitled to vote.

Stockholder Action by Written Consent

The DGCL permits stockholder action by written consent unless otherwise provided by our certificate of incorporation. Prior to the 50% Trigger Date, the Designated Controlling Stockholder may take any action that may be taken at a meeting by written consent. On or after the 50% Trigger Date, no action may be taken by written consent in lieu of a stockholders’ meeting.

Undesignated Preferred Stock

Our board of directors is authorized to issue, without stockholder approval, preferred stock with such terms as our board of directors may determine. The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company.

Delaware Anti-Takeover Statute

We have elected not to be governed by Section 203 of the DGCL, an anti-takeover law (“Section 203”). This law prohibits a publicly held Delaware corporation from engaging under certain circumstances in a business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines “business combination” to include: any merger or consolidation involving us and the interested stockholder; any sale, transfer, pledge or other disposition of 10% or more of our assets involving the interested stockholder; in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder; or the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through us. In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any such entity or person. A Delaware corporation may opt out of this provision by express provision in its original certificate of incorporation or by amendment to its certificate of incorporation or bylaws approved by its stockholders. We have opted out of this provision. Accordingly, we will not be subject to any anti-takeover effects of Section 203.

Removal of Directors; Vacancies

Our certificate of incorporation provides that, following the 50% Trigger Date, directors may be removed with or without cause upon the affirmative vote of holders of at least two-thirds of the total voting power of the outstanding shares of the capital stock of the Company entitled to vote in any annual election of directors or class of directors, voting together as a single class. In addition, our certificate of incorporation provides that vacancies, including those resulting from newly created directorships or removal of directors, may only be filled (i) by the Designated Controlling Stockholder or by a majority of the directors then in office, prior to the 50% Trigger Date, and (ii) after the 50% Trigger Date, by a majority of the directors then in office, in each case although less than a quorum, or by a sole remaining director. This may deter a stockholder from increasing the size of our board of directors and gaining control of the board of directors by filling the remaining vacancies with its own nominees.

Limitation on Directors’ Liability

Our certificate of incorporation and bylaws will indemnify our directors to the fullest extent permitted by the DGCL. The DGCL permits a corporation to limit or eliminate a director’s personal liability to the corporation or the holders of its capital stock for breach of duty. This limitation is generally unavailable for acts or omissions by a director which (i) were in bad faith, (ii) were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (iii) involved a financial profit or other advantage to which such director was not legally entitled. The DGCL also prohibits limitations on director liability for acts or omissions which resulted in a violation of a statute prohibiting certain dividend declarations, certain payments to stockholders after dissolution and particular types of loans. The effect of these provisions is to eliminate the rights of our Company and our stockholders (through stockholders’ derivative suits on behalf of our Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions will not limit the liability of directors under the federal securities laws of the United States.

Debt Facilities

Under our existing debt facilities, a change of control may permit the lenders to exercise remedies, such as acceleration of their loans, termination of their obligations to fund additional advances and collection against the collateral securing such loan.

Choice of Forum

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for: (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders; (c) any action asserting a claim pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws; or (d) any action asserting a claim governed by the internal affairs doctrine. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.

Stockholders’ Agreement

Registration Rights

Any Holder that (i) collectively and beneficially own at least 20% of the total issued and outstanding Registrable Securities (as defined herein) or (ii) collectively and beneficially own at least 10% of the total issued and outstanding Registrable Securities, provided they beneficially own Registrable Securities equivalent to at least 50% of the Registrable Securities beneficially owned by them as of the effective date, will have the right to require us to register their shares under the Securities Act under specified circumstances. In addition, RockPile Holdings and WDE RockPile Aggregate, LLC will have the right, under certain circumstance, to register the shares acquired by the RockPile Holders in our acquisition of RockPile Energy Services, LLC.

With respect to the A&R Stockholders’ Agreement, “Registrable Securities” generally refers to outstanding shares of our common stock owned or hereafter acquired by a Holder; provided, however, that any such shares shall cease to be Registrable Securities to the extent (i) a registration statement with respect to the sale of such shares has been declared effective under the Securities Act and such shares have been disposed of in accordance with the plan of distribution set forth in such registration statement, (ii) such shares have been sold to the public through a broker, dealer or market maker in compliance with Rule 144 or Rule 145 of the Securities Act (or any successor rule), or (iii) such shares cease to be outstanding.

Demand and Form S-3 Registration Rights

A Demand Holder (as defined herein), RockPile Holdings or WDE RockPile Aggregate, LLC, in each case subject to specified limitations, may require that we register all or part of their shares (or the RockPile Holders’ shares) of our common stock for sale under the Securities Act, provided that we are not required to effect more than one “marketed” underwritten offering or more than one demand registration in any consecutive 180-day period, that the number of shares of common stock requested to be registered in any underwritten offering have a value equal to at least $40,000,000 or 100% of the Registrable Securities then held by such Demand Holder, that we are not required to effect more than one demand registration (including a marketed underwritten offering) at the request of RockPile Holdings or WDE RockPile Aggregate, LLC and that we are not required to effect more than six demand registrations. The Demand Holders, the RockPile Holdings and WDE RockPile Aggregate, LLC may make demand for registrations on Form S-1, a long-form registration statement, or Form S-3, a short-form registration statement, when we are eligible to use those forms.

With respect to the A&R Stockholders’ Agreement, a “Demand Holder” is any Holder party to the A&R Stockholders’ Agreement that (i) collectively and beneficially owns at least 20% of the total issued and outstanding Registrable Securities or (ii) collectively and beneficially owns at least 10% of the total issued and outstanding Registrable Securities, provided they beneficially own Registrable Securities equivalent to at least 50% of the Registrable Securities beneficially owned by them as July 3, 2017.

Piggyback Registration Rights

If we propose to register additional shares of common stock, each Holder will be entitled to notice of the registration and will be entitled to include its shares of common stock (on a pro rata and pari passu basis) in that registration with all registration expenses paid by us. Prior to the distribution by Keane Investor of all of the common stock it holds as of the completion of this offering to its equityholders, the only Holders permitted under the Stockholders’ Agreement to include their shares of common stock in a registration proposed by us shall be Keane Investor, the RockPile Holders or a Demand Holder, unless Keane Investor or a Demand Holder (other than the RockPile Holders) also elects to participate in such registration.

Limitations and Expenses

Other than in a demand registration, with specified exceptions, the rights of the Holders to include shares in a registration are subject to the right of the underwriters to limit the number of shares included in the offering. All fees, costs and expenses of any registrations made pursuant to the A&R Stockholders’ Agreement, including demand registrations, registrations on Form S-3 and piggyback registrations, will be paid by us, and all selling expenses, including underwriting discounts and commissions, will be paid by us, provided that a Demand Holder shall be responsible for our out-of-pocket registration expenses in the case of a withdrawal of a demand registration by such party (subject to certain exceptions).

Listing

Our common stock is listed on the NYSE under the symbol “FRAC.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company LLC.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

Please note that in this section titled “Description of Debt Securities and Guarantees,” references to the “Company” refer only to Keane Group, Inc. and not to any of its subsidiaries. The term “issuer” means Keane Group, Inc. and/or one or more of the other subsidiaries of Keane Group, Inc., depending on which registrant is offering the debt securities, and the term “issuers” is a collective reference to the registrants offering debt securities using this prospectus.

The Company may issue debt securities. Unless otherwise expressly stated in the applicable prospectus supplement, the debt securities will be the Company’s unsubordinated and unsecured obligations and may be issued in one or more series. One or more of the Company’s subsidiaries may also issue debt securities. Unless otherwise expressly stated in the applicable prospectus supplement, the debt securities will be such subsidiary’s unsubordinated and unsecured obligations and may be issued in one or more series. The debt securities of any series of the applicable issuer may have the benefit of guarantees (each, a “Guarantee”) by one or more of the subsidiaries of the Company (each, a “Subsidiary Guarantor”). In the case of debt securities issued by a subsidiary of the Company, the debt securities will also be guaranteed by Company (collectively with the Subsidiary Guarantors, the “Guarantors”). Unless otherwise expressly stated in the applicable prospectus supplement, the Guarantees will be the unsubordinated and unsecured obligations of the respective Guarantors. If so indicated in the applicable prospectus supplement, the issuers may issue debt securities that are secured by specified collateral or that have the benefit of one or more Guarantees that are secured by specified collateral. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “guaranteed debt securities” means any debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more Guarantors pursuant to the applicable indenture (as defined herein); the term “secured debt securities” means any debt securities that, as described in the prospectus supplement relating thereto, are secured by collateral; the term “unsecured debt securities” means any debt securities that are not secured debt securities; and the term “debt securities” includes both unsecured debt securities and secured debt securities and both guaranteed and unguaranteed debt securities.

To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement or other offering materials will supersede the information in this prospectus.

The debt securities will be issued under one or more indentures between the issuer and Wilmington Trust, National Association, as trustee, and may include one or more Guarantors. The terms of the debt securities will include those set forth in the applicable indenture and any related security documents and those made a part of the indenture by the Trust Indenture Act of 1939. You should read the summary below, the applicable prospectus supplement and/or other offering materials and the provisions of the indenture and any related security documents in their entirety before investing in our debt securities.

The prospectus supplement relating to any series of debt securities that the issuer may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the identity of the issuers offering debt securities;

•	the title and aggregate principal amount of the debt securities;

•	whether the debt securities will be senior, subordinated or junior subordinated;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities are convertible or exchangeable into other securities;

•	the percentage or percentages of principal amount at which such debt securities will be issued;

•	the interest rate(s) or the method for determining the interest rate(s);

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	the person to whom any interest on the debt securities will be payable;

•	the places where payments on the debt securities will be payable;

•	the maturity date;

•	redemption or early repayment provisions;

•	authorized minimum denominations and multiples in excess thereof;

•	form;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities;

•	the identity of the depositary for global securities;

•

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

•	any applicable subordination provisions for any subordinated debt securities;

•	any restriction or condition on the transferability of the debt securities;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which we or the purchaser of the debt securities can select the payment currency;

•	the securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	the extent to which a secondary market for the securities is expected to develop;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the applicable indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the applicable indenture; and

•	additional terms not inconsistent with the provisions of the applicable indenture.

General

The issuer may sell debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, the issuer may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Unless we inform you otherwise in a prospectus supplement, any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture. In addition, we will describe in the applicable prospectus supplement, material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the applicable indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

If specified in the applicable prospectus supplement, the Company and/or certain of its subsidiaries will guarantee the debt securities. The particular terms of any guarantee will be described in the related prospectus supplement.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon holders of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

Any indenture and the debt securities will be construed in accordance with and governed by the laws of the State of New York.

PLAN OF DISTRIBUTION

We and/or one or more selling stockholders may sell the securities described in this prospectus from time to time in one or more transactions:

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers;

•	through a combination of any of the foregoing methods of sale; and/or

•	through any other methods described in a prospectus supplement.

We and/or one or more selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may be involved in any “at the market” offering of securities by or on our behalf.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless we state otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

The applicable prospectus supplement will set forth whether or not underwriters may effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

We will name any agent involved in a sale of securities, as well as any commissions payable to such agent, in a prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If a dealer is utilized in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

LEGAL MATTERS

Unless we state otherwise in the applicable prospectus supplement, the validity of any securities that may be offered by this prospectus will be passed upon for us by Schulte Roth & Zabel, LLP, New York, New York and Clark Hill PLC, Pittsburgh, Pennsylvania or other counsel who is satisfactory to us. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Keane Group Holdings LLC as of December 31, 2016 and 2015 and for each of the years in the three year period ended December 31, 2016, and the balance sheet for Keane Group, Inc. as of December 31, 2016, have been incorporated by reference in this registration statement, and the consolidated financial statements of Trican Well Service, LP as of December 31, 2015 and December 31, 2014 and for the years then ended have been included herein in reliance upon the reports of KPMG LLP (“KPMG”), independent registered public accounting firm, incorporated by reference and appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of RockPile Energy Holdings, LLC as of December 31, 2016 and December 31, 2015 and for the periods from September 8, 2016 to December 31, 2016, January 1, 2016 to September 7, 2016 and the year ended December 31, 2015, incorporated by reference in this prospectus and elsewhere in this registration statement have been so included in reliance on the reports of Grant Thornton LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of RockPile Energy Services, LLC as of and for the fiscal year ended January 31, 2015, have been incorporated by reference in this registration statement in reliance on the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

In connection with our initial public offering, we requested our independent auditor, KPMG, to affirm its independence relative to the rules and regulations of the Public Company Accounting Standards Board and the SEC. During KPMG’s independence evaluation procedures, an impermissible contingent fee arrangement was identified between a KPMG member firm of KPMG International Cooperative (the “KPMG Member Firm”) and an affiliated entity controlled by Cerberus Capital Management, L.P. This engagement existed during 2015 and through October 2016. The impermissible fee arrangement was terminated promptly upon identification. The KPMG member firm referenced above does not participate in the audit engagement of Keane Group, Inc. and Keane Group Holdings, LLC and the services provided by the KPMG member firm had no effect on KPMG’s audit engagements. KPMG considered whether the matters noted above impacted its objectivity and ability to exercise impartial judgment with regard to its engagement as our auditors and have concluded that there has been no impairment of KPMG’s objectivity and ability to exercise impartial judgment on all matters encompassed within its audits. After taking into consideration the facts and circumstances of the above matter and KPMG’s determination, Keane Group Holdings, LLC’s audit committee also concluded that KPMG’s objectivity and ability to exercise impartial judgment has not been impaired.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information set forth in the registration statement, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the securities covered by this prospectus, you should refer to the registration statement and to its exhibits and schedules. Our descriptions in this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the SEC are only summaries of the terms of those documents that we consider material. If you want a complete description of the content of such documents, you should obtain the documents yourself by following the procedures described above.

We will file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC will be available to the public on the SEC’s website at http://www.sec.gov. Those filings will also be available to the public on, or accessible through, our corporate website at http://www.keanegrp.com. The information contained on our corporate website or any other website that we may maintain is not part of this prospectus, any prospectus supplement or the registration statement of which this prospectus is a part. You may also read and copy, at SEC prescribed rates, any document we file with the SEC, including the registration statement (and its exhibits) of which this prospectus is a part, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

INFORMATION INCORPORATED BY REFERENCE

We “incorporate by reference” certain documents we have filed with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and any information contained in this prospectus or in any document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or free writing prospectus provided to you in connection with this offering modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus. The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 21, 2017;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, filed with the SEC on May 5, 2017;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, filed with the SEC on August 3, 2017;

•	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017, filed with the SEC on November 7, 2017;

•

our Current Reports on Form 8-K, filed with the SEC on January 26, 2017, February 23, 2017, April 4, 2017, May 12, 2017, May 19, 2017, July 3, 2017, including the amendments thereto filed on August 4, 2017 and January 10, 2018, September 8, 2017, December 14, 2017 and December 28, 2017; and

•

the description of our common stock as set forth in our registration statement on Form 8-A (File No. 001-37988), filed with the SEC on January 18, 2017, pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:

Keane Group, Inc.

2121 Sage Road

Houston, TX 77056

INDEPENDENT AUDITORS’ REPORT

The Board of Directors and Members

Keane Group Holdings, LLC:

We have audited the accompanying financial statements of Trican Well Service, L.P., which comprise the balance sheets as of December 31, 2015 and 2014, and the related statements of operations, partners’ capital, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trican Well Service, L.P. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Houston, Texas

October 20, 2016

TRICAN WELL SERVICE, L.P.

Balance Sheets

December 31, 2015 and 2014

(Amounts in thousands)

	2015	2014
Assets
Current assets:
Cash and cash equivalents	$12,758	$13,070
Trade accounts receivable net of allowance of $261 at December 31, 2015 and $3,196 at December 31, 2014	30,163	215,205
Inventories, net	36,697	68,808
Prepaid expenses and other current assets	10,603	18,785
Due from related parties	59,013	45,766

Total current assets	149,234	361,634
Property and equipment, net	217,687	544,043
Intangible assets, net	—	708

Total assets	$366,921	$906,385

Liabilities and Partners’ Capital
Current liabilities:
Trade payables	$28,065	$69,818
Accrued expenses and other current liabilities	12,977	45,462
Current maturities of capital lease obligations	1,960	4,995
Due to related parties	104,970	128,292

Total current liabilities	147,972	248,567
Long term debt	119,800	229,610
Other noncurrent liabilities	1,315	3,221

Total noncurrent liabilities	121,115	232,831

Total liabilities	269,087	481,398

Commitments and Contingencies (Note 13)
Partners’ capital
General partner’s capital	97,736	424,562
Limited partner’s capital	98	425

Total partners’ capital	97,834	424,987

Total liabilities and partners’ capital	$366,921	$906,385

See accompanying notes to financial statements.

TRICAN WELL SERVICE, L.P.

Statements of Operations

Years ended December 31, 2015 and 2014

(Amounts in thousands)

	2015	2014
Revenue	$372,078	$981,837
Operating costs and expenses:
Direct costs	207,618	448,055
Selling, general and administrative expenses	223,832	485,977
Depreciation and amortization	80,684	92,394
Impairment of property and equipment	246,626	—

Total operating costs and expenses	758,760	1,026,427

Operating loss	(386,682)	(44,589)

Other expenses:
Other expense (income), net	103	(1,317)
Interest expense, net	5,438	5,987

Total other expenses	5,541	4,670

Net loss	$(392,223)	$(49,259)

See accompanying notes to financial statements.

TRICAN WELL SERVICE, L.P.

Statements of Partners’ Capital

Years ended December 31, 2015 and 2014

(Amounts in thousands)

	General Partner’s Capital	Limited Partner’s Capital	Total
Balance as of December 31, 2013	$467,262	$468	$467,730
Contributions	11,089	11	11,100
Distributions	(5,043)	(5)	(5,048)
Stock-based payments	464	—	464
Net loss	(49,210)	(49)	(49,259)

Balance as of December 31, 2014	424,562	425	424,987
Contributions	71,002	71	71,073
Distributions	(6,174)	(6)	(6,180)
Stock-based payments	177	—	177
Net loss	(391,831)	(392)	(392,223)

Balance as of December 31, 2015	$97,736	$98	$97,834

See accompanying notes to financial statements.

TRICAN WELL SERVICE, L.P.

Statements of Cash Flows

Years ended December 31, 2015 and 2014

(Amounts in thousands)

	2015	2014
Cash flows from operating activities:
Net loss	$(392,223)	$(49,259)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	80,684	92,394
Loss on disposal of property and equipment	4,435	8,089
Provision for bad debt expense (recovery)	(45)	2,676
Impairment of property and equipment	246,626	—
Provision for slow moving and obsolete inventory	7,335	5,098
Stock-based compensation	177	464
Decrease (increase) in trade receivables	185,087	(130,763)
Decrease (increase) in inventories	13,401	(27,532)
Decrease (increase) in prepaid expenses and other current assets	8,182	(263)
Decrease (increase) in due from related parties	(3,135)	(4,470)
Increase (decrease) in trade payables	(41,601)	28,892
Increase (decrease) in accrued expenses and other current liabilities	(32,484)	17,801
Increase (decrease) in due to related parties	6,131	9,077
Increase (decrease) in other liabilities	(1,906)	(191)

Net cash provided by (used in) operating activities	80,664	(47,987)

Cash flows from investing activities:
Purchase of property and equipment	(691)	(42,889)
Payments received on note due from a related party	2,000	—
Advances made on note due from a related party	(4,465)	(19,000)

Net cash used in investing activities	(3,156)	(61,889)

Cash flows from financing activities:
Payments on capital leases	(4,309)	(5,871)
Proceeds from the revolving credit facility	58,000	148,000
Payments on the revolving credit facility	(167,494)	(32,000)
Contributions from partners	41,008	11,100
Distributions to partners	(5,025)	(5,048)

Net cash (used in) provided by financing activities	(77,820)	116,181

Net increase (decrease) in cash and cash equivalents	(312)	6,305
Cash and cash equivalents, beginning	13,070	6,765

Cash and cash equivalents, ending	$12,758	$13,070

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$5,879	$5,841
Non-cash investing and financing activity:
Capital lease obligations	$3,153	$2,142
Non-cash capital contributions	$30,065	$—
Non-cash capital distributions	$(1,155)	$—
Non-cash purchases of property and equipment from parent	$2,359	$34,454
Decrease in accrual related to purchases of property and equipment	$(3,054)	$(2,206)
Noncash transfers of property and equipment to Parent	$2,045	$4,336
Non-cash capitalization of components to property and equipment	$5,773	$7,949
Non-cash transfers of inventory to Parent	$5,602	$2,991

See accompanying notes to financial statements.

TRICAN WELL SERVICE, L.P.

Notes to the Financial Statements

Years ended December 31, 2015 and 2014

(1) Description of Company

Trican Well Service, L.P. (the “Partnership”) is a multi-basin provider of oilfield services to oil and natural gas exploration and production companies in the United States. The Partnership provides customers with hydraulic fracturing, cementing, coiled tubing and other services.

The Partnership is a wholly owned indirect subsidiary of Trican Well Service Ltd. (the “Parent”); an international oilfield services company incorporated under the laws of the province of Alberta, Canada and traded on the Toronto Stock Exchange.

On January 25, 2016 the Parent entered into a definitive agreement with Keane Group Holdings LLC (“Keane”), a privately held U.S. based oilfield services company, for the sale of Parent’s U.S. pressure pumping business for $200 million in cash, an equity interest in Keane and Class C Profits Interests in Keane that represent an additional economic participation above certain thresholds upon a Keane liquidity event (the “Transaction”). The Transaction includes the sale of substantially all of the assets and liabilities of the Partnership. Businesses retained by the Parent included Trican Geological Services and Trican Industrial and Pipeline Services. The Transaction closed on March 16, 2016.

(2) Basis of Presentation

The financial statements of the Partnership have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), Securities and Exchange Commission (“SEC”) Regulation S-X, Article 3, General Instructions as to Financial Statements and SEC Staff Accounting Bulletin (“SAB”) Topic 1-B, Allocations of Expenses and Related Disclosure in Financial Statements of Subsidiaries, Divisions or Lesser Business Components of Another Entity, and reflect all material adjustments that management believes are necessary to present fairly, in all material respects the financial results for the periods presented.

The Partnership operates independently from the Parent and incurs its own operating expenses. However, certain support functions are provided to the Partnership by the Parent. These functions include corporate finance, information systems, human resources, technology services, research and development, and operational and safety support. The main allocation driver for each of the allocated expenses is time spent supporting the Partnership as a percentage of total time spent by each Parent employee on each area.

Management believes that the assumptions underlying financial statements including assumptions regarding allocating general corporate overhead from the Parent are reasonable. However, such costs may not reflect the actual expenses that would have been incurred had the Partnership been operating as a standalone company for the periods presented. In addition, these costs may not be reflective of costs that would have been incurred if the Partnership was operating as part of Keane.

Actual costs that would have been incurred if the Partnership operated independently from the Parent would depend on multiple factors, including organizational and strategic decisions in various areas, including information technology and infrastructure. Transactions between Trican and the Parent have been identified in these financial statements as transactions between related parties. Refer to Note 15 for further discussion of related party transactions.

TRICAN WELL SERVICE, L.P.

Notes to the Financial Statements

Years ended December 31, 2015 and 2014

(3) Summary of Significant Accounting Policies

(a) Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect certain amounts reported in the financial statements. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the useful lives of property and equipment and intangible assets, allowances for doubtful accounts, impairment of long-lived assets, contingent liabilities, fair value of stock-based compensation and net realizable value of inventory.

(b) Cash and Cash Equivalents

The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

(c) Trade Accounts Receivable and Allowance for Doubtful Accounts

Trade accounts receivable are recorded at the invoiced amount. Amounts collected on trade accounts receivable are included in net cash provided by operating activities in the statements of cash flows.

The Partnership analyzes the need for an allowance for doubtful accounts for estimated losses related to potentially uncollectible accounts receivable on a case by case basis throughout the year. In establishing the required allowance, management considers historical losses adjusted to take into account current market conditions and customers’ financial condition, the amount of receivables in dispute, the current receivables aging and current payment patterns. The Partnership reserves amounts based on specific identification. Account balances are written off after all means of collection have been exhausted and the potential for recovery is considered remote.

	Thousands of Dollars
	2015	2014
Allowance for doubtful accounts, beginning of year	$3,196	$1,226
Bad debt expense:
Provision for doubtful accounts	1,035	2,676
Recovery of doubtful accounts	(1,080)	—

Total bad debt expense / (recovery)	(45)	2,676
Write off of uncollectible accounts against reserve	(2,890)	(706)

Allowance for doubtful accounts, end of year	$261	$3,196

(d) Inventories

Inventories are stated at the lower of cost or market (net realizable value). Cost is determined using the standard cost method adjusted for variances when necessary, to approximate average costs. Costs of inventories include purchase, conversion and other costs incurred in bringing the inventory to its existing location and condition. Spare parts are valued at the lower of cost or market. Cost is determined using weighted average method.

TRICAN WELL SERVICE, L.P.

Notes to the Financial Statements

Years ended December 31, 2015 and 2014

The Partnership periodically reviews the nature and quantities of inventory on hand and evaluates the net realizable value of items based on historical usage patterns, known changes to equipment or processes and customer demand for specific products. Significant or unanticipated changes in business conditions could impact the magnitude and timing of impairment recognized. Provision for excess or obsolete inventories is determined based on our historical usage of inventory on-hand, volume on hand versus anticipated usage, technological advances, and consideration of current market conditions. Inventories that have not turned over for more than a year are subject to a slow moving reserve provision. In addition, inventories that have become obsolete due to technological advances, excess volume on hand, or not fitting our equipment are written-off.

(e) Revenue Recognition

Revenue from the Partnership’s hydraulic fracturing, cementing and coiled tubing services is earned and recognized as jobs are completed, which is generally on a day or hourly rate, raw material consumption, per stage or similar basis. All revenue is recognized when persuasive evidence of an arrangement exists, the service is complete, the amount is determinable and collectability is reasonably assured, as follows:

Hydraulic Fracturing

The Partnership provides hydraulic fracturing services pursuant to contractual arrangements, such as term contracts and pricing agreements, or on a spot market basis. Revenue is recognized upon the completion of each job, which can consist of one or more fracturing stages or wells. Once a job has been completed to the customer’s satisfaction, a field ticket is created that includes charges for the service performed and the chemicals and proppants consumed during the course of the service. The field ticket may also include charges for the mobilization of the equipment to the location, additional equipment used on the job, if any, and other miscellaneous items. This field ticket is used to create an invoice, which is sent to the customer upon the completion of each job.

Cementing

The Partnership provides cementing services pursuant to contractual arrangements, such as term contracts and pricing agreements, or on a spot market basis. The Partnership typically charges the customer for these services on a per job basis at agreed upon spot market rates or agreed upon job pricing for a particular project. Once a job has been completed to the customer’s satisfaction, a field ticket is written that includes charges for the service performed and the consumables used during the course of service. Revenue is recognized and customers are invoiced upon the completion of each job.

Coiled Tubing

Through its coiled tubing service line, the Partnership provides a range of coiled tubing and other well stimulation services, including nitrogen and pressure pumping services, primarily on a spot market basis. Jobs for these services are typically short term in nature, lasting anywhere from a few hours to several days. Revenue is recognized upon completion of each day’s work based upon a completed field ticket. The field ticket includes charges for the services performed and the consumables used during the course of service. The field ticket may also include charges for the mobilization and set-up of equipment, the personnel on the job, any additional equipment used on the job, and other miscellaneous items. The Partnership typically charges the customer for the services performed and resources provided on an daily basis at agreed-upon spot market rates.

TRICAN WELL SERVICE, L.P.

Notes to the Financial Statements

Years ended December 31, 2015 and 2014

Taxes collected from customers and remitted to governmental authorities are accounted for on a net basis and therefore are excluded from revenues in the statements of operations and comprehensive loss.

Shipping and handling costs related to customer contracts are charged to cost of services. To the extent such costs are billable to the customer the amounts are recorded as revenue.

(f) Property and Equipment

Property and equipment, inclusive of equipment under capital lease, is stated at cost less accumulated depreciation.

Depreciation is recognized in the statement of operations on a straight-line basis over the estimated useful life of each part of an item of property and equipment, since this most closely reflects the expected pattern of consumption of the future economic benefits generated by the asset. Management bases the estimate of the useful life and salvage value of property and equipment on expected utilization, technological change and effectiveness of maintenance programs. When parts of an item of property and equipment have different useful lives, they are accounted for as separate items (major components) of property and equipment.

Gains and losses on disposal of property and equipment are determined by comparing the proceeds from disposal with the carrying amount of property and equipment, and are recognized net within operating costs and expenses in the statements of operations.

Equipment and vehicles held under capital leases are depreciated on a straight-line basis over their estimated useful lives.

Major classifications of property and equipment and their respective useful lives are as follows:

Type of property of equipment	Estimated useful life
Land	Indefinite life
Buildings and leasehold improvements	30 years
Machinery and equipment	5 to 10 years
Office equipment, furniture and fixtures	2 to 10 years

Depreciation methods, useful lives and residual values are reviewed annually and adjusted if appropriate.

The Partnership incurs maintenance costs on its major equipment. Repair and maintenance costs that do not improve or extend the life of the related assets are expensed as incurred. Refurbishments and renewals are capitalized when the value of the equipment is enhanced for a period of greater than 12 months.

(g) Intangible Assets

The Partnership’s acquired intangible assets are comprised of non-compete agreements and customer lists. Non-compete agreements and customer lists were recorded at their estimated fair values on the acquisition date and amortized on a straight-line basis over 8 year and 5 year estimated useful lives, respectively.

TRICAN WELL SERVICE, L.P.

Notes to the Financial Statements

Years ended December 31, 2015 and 2014

(h) Impairment of Long-Lived Assets

The Partnership assesses its intangible assets and property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is assessed using undiscounted future net cash flows of assets grouped at the lowest level for which there are identifiable cash flows independent of the cash flows of other groups of assets.

The Partnership determined the lowest level of identifiable cash flows that are independent of other asset groups to be at the asset group level (cementing, coiled tubing, hydraulic fracturing and other), as well as an entity level asset group for assets that do not have identifiable independent cash flows. Impairments exist when the carrying amount of an asset group exceeds estimates of the undiscounted cash flows expected to result from the use and eventual disposition of the asset group. When alternative courses of action to recover the carrying amount of the asset are under consideration, estimates of future undiscounted cash flows take into account possible outcomes and probabilities of their occurrence. If the carrying amount of the asset is not recoverable based on the estimated future undiscounted cash flows, the impairment loss is measured as the excess of the asset group’s carrying amount over its estimated fair value, such that the asset group’s carrying amount is adjusted to its estimated fair value, with an offsetting charge to operating costs and expenses. In assessing fair value of an asset group, recent market transactions are taken into account, if available. If no such transactions can be identified, an appropriate valuation model is used.

(i) Fair Value Measurements

Fair value represents the price that would be received to sell the asset or paid to transfer the liability in an orderly transaction between market participants at the reporting date. The Partnership’s assets and liabilities that are measured at fair value at each reporting date are classified according to a hierarchy that prioritizes inputs and assumptions underlying the valuation techniques. The Partnership utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Partnership determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

•	Level 1 Inputs: Quoted prices (unadjusted) in an active market for identical assets or liabilities.

•

Level 2 Inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

•

Level 3 Inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

Assets and liabilities are classified in their entirety based on the lowest priority level of input that is significant to the fair value measurement. There were no transfers into or out of Levels 1, 2 and 3 during the years ended December 31, 2015 or 2014.

Recurring Fair Value Measurements

The Partnership’s financial instruments consist of cash and cash equivalents, trade receivables, trade payables, accrued expenses, related party balances and long-term debt. The carrying values of all the

TRICAN WELL SERVICE, L.P.

Notes to the Financial Statements

Years ended December 31, 2015 and 2014

Partnership’s financial instruments included in the accompanying balance sheets approximated or equaled their fair values at December 31, 2015 and December 31, 2014.

•

The carrying values of cash and cash equivalents, trade receivables, related party balances, trade payables, and accrued expenses approximated fair value at December 31, 2015 and December 31, 2014, due to their short-term nature.

•

The carrying value of amounts outstanding under long-term debt agreements with variable rates approximated fair value at December 31, 2015 and December 31, 2014, as the variable interest rates approximated market rates.

Non-Recurring Fair Value Measurements

The fair values of long-lived assets are determined with internal cash flow models based on significant unobservable inputs. The Partnership measures the fair value of its property and equipment using the discounted cash flow method and market participant assumptions. Given the unobservable nature of the inputs used in the Partnership’s internal cash flow models, the cash flows models are deemed to use Level 3 inputs.

During 2015, the Partnership recognized an impairment loss on its long-lived assets of $246.6 million. Refer to Note 8 for further discussion of impairment of long-lived assets.

(j) Employee Benefits and Postemployment Benefits

Contractual termination benefits are payable when employment is terminated due to an event specified in the provisions of a social/labor plan, state or federal law. Accordingly, in situations where minimum statutory termination benefits must be paid to the affected employees, the Partnership records employee severance costs associated with these activities in accordance with ASC 712, Compensation—Nonretirement Post-Employment Benefits. In all other situations where the Partnership pays termination benefits, including supplemental benefits paid in excess of statutory minimum amounts and benefits offered to affected employees based on management’s discretion, the Partnership records these termination costs in accordance with ASC 420, Exit or Disposal Cost Obligations. A liability is recognized for one time termination benefits when the Partnership is committed to i) make payments and the number of affected employees and the benefits received are known to both parties, and ii) terminating the employment of current employees according to a detailed formal plan without possibility of withdrawal and can reasonably estimate such amount.

(k) Stock-Based Compensation

The Parent sponsors a stock option plan in which certain employees of the Partnership are eligible. The Partnership accounts for the stock options issued under the plan as a capital contribution from the Parent. Compensation cost is measured at the fair value of the award on the date of grant using the Black Scholes option pricing model and is recognized using a graded vesting schedule over the service period for each tranche.

The Parent also sponsors a restricted share unit (“RSU”) plan in which employees of the Partnership participate. The awards issued under this plan are accounted for at fair value and recognized in the statement of operations using a graded vesting schedule over the service period for each tranche. These awards are settled in cash and therefore are classified as liabilities under ASC 718, Stock-based Compensation. At each reporting date between the grant date and the settlement date, the fair value of the liability is re-measured with any changes in fair value recognized in the statement of operations for the period.

TRICAN WELL SERVICE, L.P.

Notes to the Financial Statements

Years ended December 31, 2015 and 2014

(l) Leases

The Partnership leases certain facilities and equipment used in its operations. The Partnership evaluates and classifies its leases as operating or capital leases for financial reporting purposes. Assets held under capital leases are included in property and equipment. Operating lease expense is recorded on a straight-line basis over the lease term. Landlord incentives are recorded as deferred rent and amortized as reductions to lease expense on a straight-line basis over the life of the applicable lease.

(m) Research and Development Costs

Research and development costs are expensed as incurred. Research and development costs incurred directly by the Partnership were $3.5 million and $3.2 million for the years ended December 31, 2015 and 2014, respectively. In addition, research and development costs incurred by the Parent and allocated to the Partnership were $0.3 million and $0.6 million for the years ended December 31, 2015 and 2014, respectively.

(n) Income Taxes

The Partnership is a limited partnership and, therefore, is not liable for entity-level federal income taxes. It is not subject to any state and local income taxes. The Partnership’s operating results are included in Trican Delaware Inc.’s consolidated U.S. federal and state income tax returns.

(4) Recently Issued Accounting Pronouncements

In June 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-13, Financial Instruments-Credit Loss, which is effective for fiscal years beginning after December 15, 2020 and interim periods within fiscal years beginning after December 15, 2021, with a modified-retrospective approach to be used for implementation. ASU 2016-13 changes several aspects of accounting for credit losses on assets measured at amortized cost and available-for-sale debt securities. The Partnership does not expect this guidance to have any impact on its financial position and results of operations.

In March 2016, the FASB issued ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, which is effective for annual periods beginning after December 31, 2017, and interim periods within annual periods beginning after December 15, 2018, with a cumulative-effect and prospective approach to be used for implementation. ASU 2016-09 changes several aspects of the accounting for share-based payment award transactions including accounting for income taxes, classification of excess tax benefits on the statement of cash flows, forfeitures, minimum statutory tax withholding requirements and classification of employee taxes paid on the statement of cash flows when an employer withholds shares for tax-withholding purposes. The Partnership is currently in the process of evaluating the impact of adoption of this guidance on our financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), effective for annual and interim periods beginning after December 15, 2019 and interim periods within annual periods beginning after December 15, 2010, with a modified retrospective approach to be used for implementation. ASU 2016-02 updates the previous lease guidance by requiring the recognition of a right-to-use asset and lease liability on the statement of financial position for those leases previously classified as operating leases under the old guidance. In addition, ASU 2016-02 updates the criteria for a lessee’s classification of a finance lease. The Partnership is currently in the process of evaluating the impact of adoption of this guidance on our financial statements.

TRICAN WELL SERVICE, L.P.

Notes to the Financial Statements

Years ended December 31, 2015 and 2014

In July 2015, the FASB issued ASU No. 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory,” which requires that inventory measured using FIFO or average cost be measured at the lower of cost and net realizable value. The ASU is effective for annual periods beginning after December 15, 2016. The Partnership is evaluating the impact of the adoption of this ASU.

In April 2015, the FASB issued ASU No. 2015-03, “Interest—Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs,” which requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of the related debt liability. The ASU also requires amortization of debt issuance costs to be reported as interest expense. The ASU is effective for annual periods beginning after December 15, 2015. The Partnership will implement the provisions of ASU 2015-03, retrospectively, effective January 1, 2016. The adoption of this accounting guidance is not expected to have a material impact on the Partnership’s financial condition.

In January 2015, the FASB issued a new accounting pronouncement regarding extraordinary items. The guidance eliminates the concept and presentation requirements for extraordinary items and issuers are no longer required to evaluate and present separately any transaction which is unusual and infrequent. The guidance is effective for reporting periods beginning after December 15, 2015. The Partnership does not expect this guidance to have any impact on its financial position and results of operations.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers. This ASU amends the existing accounting standards for revenue recognition and is based on the principle that revenue should be recognized to depict the transfer of goods or services to a customer at an amount that reflects the consideration a company expects to receive in exchange for those goods or services. The Partnership is required to adopt this ASU on January 1, 2018, with early adoption permitted on January 1, 2017, and is currently evaluating the impact of this ASU on its financial statements.

(5) Inventories, net

Inventories, net consisted of the following at December 31, 2015 and 2014:

	Thousands of Dollars
	2015	2014
Chemicals and consumables	$16,046	$32,649
Parts	27,269	41,257

Less provision for slow moving inventory	(6,618)	(5,098)

Total inventories, net	$36,697	$68,808

The Partnership reviews the carrying value of inventory on a quarterly basis to verify that inventory is measured at the lower of cost or market value. As a result of decreased activity, the Partnership recorded a charge of $5.8 million for the year ended December 31, 2015 and nil for the year ended December 31, 2014 presented within direct costs in the statement of operations to write-down obsolete inventory to net realizable value. In addition, the Partnership recorded a slow moving inventory provision in the amount of $1.5 million and $5.1 million for the years ended December 31, 2015 and 2014, respectively.

TRICAN WELL SERVICE, L.P.

Notes to the Financial Statements

Years ended December 31, 2015 and 2014

(6) Property and Equipment, net

Property and equipment, net at December 31, 2015 and 2014 were as follows:

	Thousands of Dollars
	2015	2014
Land	$10,018	$10,018
Buildings and leasehold improvements	19,869	45,095
Machinery and equipment	397,246	784,544
Office equipment, furniture, fixtures	3,688	5,766

Total cost	430,821	845,423
Less accumulated depreciation	(231,800)	(322,551)
Assets not placed into service	18,666	21,171

Total property and equipment, net	$217,687	$544,043

Machinery and equipment as of December 31, 2015 and 2014 includes $10.7 million and $23.3 million of vehicles under capital lease, respectively. Accumulated depreciation related to vehicles under capital leases was $6.2 million and $15.5 million as of December 31, 2015 and 2014, respectively.

In 2015, the Partnership recorded $246.6 million of impairment losses. Refer to Note 8 for discussion of the nature of impairment losses.

(7) Intangible Assets

Intangible assets, net consisted of the following:

	Thousands of Dollars
	Cost	Accumulated Amortization	Total
Balance as of December 31, 2013	$22,400	$(18,859)	$3,541
Amortization		(2,833)	(2,833)

Balance as of December 31, 2014	22,400	(21,692)	708
Amortization		(708)	(708)

Balance as of December 31, 2015	$22,400	$(22,400)	$—

The above balances do not include the fully amortized customer list intangible of $9.1 million. As a result of a decline in commodity prices during the fourth quarter of 2014, the Partnership tested the intangible assets for impairment as of December 31, 2014. No impairment was recorded because the fair value of the asset group was higher than the carrying amount. As of December 31, 2015 both intangible assets were fully amortized.

(8) Impairment of Long-Lived Assets

Due to impact of the sharp decline in commodity prices during the fourth quarter of 2014 on the demand for the Partnership’s services, Partnership has determined that triggering event existed and performed an impairment testing of its long-lived asset impairment as of December 31, 2014.

TRICAN WELL SERVICE, L.P.

Notes to the Financial Statements

Years ended December 31, 2015 and 2014

No impairment was recorded in 2014 because under the Step 1 of the impairment assessment the sum of estimated future undiscounted cash flows of each asset group was higher than each respective carrying amount.

The Partnership tested its long-lived assets for impairment as of December 31, 2015, due to the continued decline in commodity prices and excess pressure pumping supply in the market, which were deemed triggering events. The Partnership tested property and equipment for recoverability by comparing the sum of estimated future undiscounted cash flows to the carrying value of each asset group.

As of December 31, 2015, the sum of the estimated future undiscounted cash flows was less than the carrying amount for each of the three asset groups. The Partnership measured the amount of impairment by comparing the fair value of each asset group to the carrying amount. The Partnership measured the fair value of its property and equipment using the discounted cash flow method using Level 3 unobservable inputs, incorporating market participant assumptions. The expected future cash flows used for impairment reviews and related fair value calculations are based on judgmental assessments of projected revenue growth, fleet count, utilization, gross margin rates, SG&A rates, working capital fluctuations, maintenance capital expenditures, discount rates and terminal growth rates. As a result, the following impairment charges were recognized for the year ended December 31, 2015:

•

The Partnership identified that the fair value of the cementing asset group was below its carrying amount. An impairment charge of $14.9 million was recorded against property and equipment related to this asset group. As a result of the impairment the carrying amount of this asset group has been reduced to fair value of $10.1 million.

•

The Partnership identified that the fair value of the coiled tubing asset group was below its carrying amount. An impairment charge of $12.3 million was recorded against property and equipment related to this asset group. As a result of the impairment the carrying amount of this asset group has been reduced to fair value of $6.1 million.

•

The Partnership identified that the fair value of the fracturing and other asset group was below its carrying amount. An impairment charge of $219.4 million was recorded against property and equipment related to this asset group. As a result of the impairment the carrying amount of this asset group has been reduced to fair value of $201.4 million.

The commodity price environment has created considerable uncertainty as to the level of activity that will be undertaken by several of the Partnership’s customers and considerably increases the estimation uncertainty associated with the future cash flows used in the impairment tests. Assumptions that are valid at the time of preparing the cash flow models may change significantly when new information becomes available.

(9) Long-Term Debt

Long-term debt at December 31, 2015 and 2014 consisted of the following:

	Thousands of Dollars
	2015	2014
Revolving credit facility (RCF)	$117,205	$226,700
Capital lease obligations	4,555	7,905

Total debt	121,760	234,605
Less: current maturities of capital lease obligations	(1,960)	(4,995)

Long-term debt	$119,800	$229,610

TRICAN WELL SERVICE, L.P.

Notes to the Financial Statements

Years ended December 31, 2015 and 2014

Revolving Credit Facility (RCF)

The Parent is a borrower under the 2015 Amended Credit Agreement (the “Credit Agreement”) with a syndicate of lenders. The Credit Agreement includes a revolving credit facility (“RCF”) to fund working capital needs, capital expenditures and permitted acquisitions. The Partnership, being one of the subsidiaries of the Parent, is able to draw upon the RCF in the United States to fund its local operations.

All borrowings under the RCF bear interest, at the Partnership’s option, at the applicable prime rate, Banker’s acceptance rate, or LIBOR plus a margin of 3.5% to 6.25%, dependent on certain financial ratios of the Partnership as outlined in the Credit Agreement. Draws under the RCF outstanding at December 31, 2015 carry interest at rates ranging from 4.77% to 4.92% per annum with maturities on dates ranging from January 7, 2016 to February 1, 2016. Draws under the RCF outstanding at December 31, 2014 carry interest at rates from 3.41% to 3.48% per annum with maturities on dates ranging from January 8, 2015 to February 24, 2015. Upon maturity of each draw the Partnership can roll it over to the next 30 to 90 day period or pay it down. The total undrawn commitment on the RCF available to the Partnership was $92.4 million and $22.8 million at December 31, 2015 and December 31, 2014, respectively. The undrawn commitment fee was 0.73% at December 31, 2015 and December 31, 2014. The final maturity of the RCF is October 18, 2018.

As part of the Credit Agreement, the Partnership as a restricted subsidiary of the Parent entered into a loan guarantee with the lenders. Restricted subsidiaries are all subsidiaries which are wholly owned by the Parent as further defined in the Credit Agreement and include Trican Well Service, L.P., Canadian Oilfield Stimulation Services Ltd., Birchwood Industries Ltd., Northline Energy Ltd., Trican Geological Solutions Ltd., Trican Partnership, Trican Completion Solutions Ltd., Trican Completion Solutions LLC, TriLib Management LLC, Trican Delaware Inc., Northline Energy Services Inc. and Trican, LLC. In accordance with the loan guarantee, the Partnership along with all other restricted subsidiaries listed above that are obligors on the Credit Agreement guarantees all of the lender secured obligations, whereby the Partnership absolutely, unconditionally and irrevocable guarantees to the lenders the due and punctual payment, discharge and full performance of all guaranteed obligations owing by any obligor to any and all of the lender secured parties, as defined in the Credit Agreement. In addition, all North American assets of the Parent including any material real property and title goods including those of the Partnership were pledged as collateral under the Credit Agreement.

In addition, the Parent must comply with all covenants as outlined in the Credit Agreement. The Credit Agreement also contains various customary representations and warranties. As of December 31, 2015, the Parent was in compliance with all covenants under the 2015 Amended and Restated Credit Agreement. As of December 31, 2014, the Parent was in compliance with covenants under the 2014 Amended and Restated Credit Agreement.

Capital Leases

The Partnership entered into several capital leases of office equipment and vehicles. These capital lease obligations are presented as separate line items in the financial statements, have lease terms that range from 36 to 60 months and interest rates that range from 2.25% to 3.75%. The outstanding capital lease obligation balance is $4.6 million and $7.9 million as at December 31, 2015 and 2014, respectively. Depreciation of assets held under capital leases is included within depreciation expense.

TRICAN WELL SERVICE, L.P.

Notes to the Financial Statements

Years ended December 31, 2015 and 2014

Future minimum lease payments under the Partnership’s capital leases, for the next five years are listed below:

Year-end December 31,	Thousands of Dollars
2016	$2,054
2017	1,288
2018	1,198
2019	197
2020	—

Subtotal	4,737
Less amount representing interest(1)	(182)

Total	$4,555

(1)	Amount necessary to reduce net minimum payments to present value calculated at the Partnership’s implicit rate at inception of the lease.

(10) Stock-Based Compensation

Overview of Share-Based Payment Plans

The Parent of the Partnership granted share-based awards to certain directors, officers, key employees and consultants of the Partnership in order to provide increased incentive to contribute to the future success of the Partnership. Share-based awards were issued to the key employees and directors in the form of stock options and restricted share units (“RSUs”) under the provisions of the 2010 Amended and Restated Stock Option Plan (“Stock Option Plan”) and 2010 Restricted Share Unit Plan (“RSU Plan”), respectively.

Stock Option Plan:

Stock options may be granted at the discretion of the Board of Directors of the Parent, and all officers and employees of the Partnership are eligible for participation in the stock option plan. The option strike price equals the volume-weighted-average closing price of the Parent’s shares traded on the Toronto Stock Exchange, for the five trading days preceding the date of grant. Options granted in 2010 and thereafter vest in three equal tranches on each of the first, second and third anniversary dates and expire five years from the date of grant. The Parent usually issues new shares to employees upon the exercise of vested stock options.

The Partnership records equity classified stock-based awards, granted to its employees by its Parent as a capital contribution from the Parent and recognizes related compensation in its statement of operations. The Partnership recognized compensation expense associated with stock options of $0.2 million and $0.5 million for the years ended December 31, 2015 and 2014, respectively. These amounts were recorded within selling, general and administrative expense in the Partnership’s statements of operations.

Total unrecognized compensation expense associated with stock options is $0.1 million at December 31, 2015 and will be recognized over a weighted-average period of 1.1 years.

TRICAN WELL SERVICE, L.P.

Notes to the Financial Statements

Years ended December 31, 2015 and 2014

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The weighted average assumptions used in the Black-Scholes option-pricing model and weighted-average grant date fair value for options granted in 2015 and 2014 are as follows:

	2015	2014
Weighted-average assumptions used:
Expected volatility	60.1%	38.7%
Dividend yield	0.0%	2.2%
Risk-free interest rate	0.6%	1.3%
Expected term (years)	3.6	3.4
Weighted-average grant date fair value (per option)	$0.27	$3.19

Transactions related to stock options for the year ended December 31, 2015 are summarized as follows:

	Options	Weighted- average exercise price per share	Weighted- average remaining term (in years)	Aggregate intrinsic value (in Thousands of Dollars)(2)
Outstanding at January 1, 2015	523,675	$15.20	3.0
Granted	298,400	0.63
Exercised	—	—
Forfeited	(149,250)	13.32
Expired	(57,200)	16.32
Outstanding at December 31, 2015	615,625	8.49	3.4	$0.00

Vested and expected to vest at December 31, 2015(1)	582,676	8.77	3.3	0.00
Exercisable at December 31, 2015	206,578	$17.4	1.6	$0.00

(1)	Includes outstanding vested options as well as outstanding non-vested options, net of estimated forfeitures
(2)	Based on the Parent’s closing stock price of $0.46 on December 31, 2015

Restricted Stock Unit Plan:

Restricted stock units are classified as liability awards as they are cash settled. Under the terms of the RSU plan, the RSUs awarded vest in three equal portions on the first, second and third anniversary of the grant date and are settled in cash in the amount equal to the volume-weighted-average trading price for the twenty trading days preceding the particular vesting date of the award. The fair value of the RSUs is expensed into income over the vesting period using the graded vesting schedule. At each reporting date between grant date and settlement, the fair value of the liability is re-measured with any changes in fair value recognized in the statement of operations during the period. All officers and employees of the Partnership are eligible for participation in the plan.

The Partnership recognized share-based payment reversal (expense) associated with the vesting of RSUs of $0.8 million and ($0.9) million for the years ended December 31, 2015 and 2014, respectively. These amounts were recorded in selling, general and administrative expense in the statement of operations.

Total unrecognized share-based payment expense was $0.2 million at December 31, 2015 and will be recognized over a weighted-average period of 1.3 years.

TRICAN WELL SERVICE, L.P.

Notes to the Financial Statements

Years ended December 31, 2015 and 2014

Transactions related to RSUs for the year ended December 31, 2015 are summarized as follows:

Non-Vested RSUs
Unvested at December 31, 2014	616,316
Granted	336,467
Vested	(197,019)
Forfeited	(264,047)

Unvested at December 31, 2015	491,717

Total cash settlement of vested RSUs was $0.6 and $2.6 million for the years ended December 31, 2015 and 2014, respectively.

(11) Operating Leases

The Partnership has certain non-cancelable operating leases for rail cars, office facilities and other equipment. Certain rail car leases require additional rental payments for the use of rail cars in excess of the allowable mileage stated in the respective agreement.

Certain leases include incentives during the buildout period and escalation clauses for adjusting rental payments to reflect changes in price indices. These leases generally contain renewal options and require the lessee to pay maintenance, insurance, taxes and other operating expenses in addition to the minimum annual rentals.

Landlord allowances are generally comprised of amounts received and/or promised to the Partnership by landlords and may be received in the form of cash or free rent. Rental expense related to operating leases of properties and rail cars was $6.1 million and $5.1 million for the years ended December 31, 2015 and 2014, respectively.

Future minimum lease payments under non-cancellable operating leases at December 31, 2015 are as follows:

Year-end December 31,	Thousands of Dollars
2016	$5,760
2017	5,376
2018	4,448
2019	2,390
2020	520

$18,494

(12) Termination Benefits

The Partnership recognized termination benefits in the amount of $2.1 million for the year ended December 31, 2015 related to the termination of 238 employees and closure of two of its district offices in Longview, Texas and Minot, North Dakota. This charge was recorded within selling, general and administrative expense in the statement of operations. No termination benefits were incurred during the year ended December 31, 2014.

TRICAN WELL SERVICE, L.P.

Notes to the Financial Statements

Years ended December 31, 2015 and 2014

(13) Commitments and Contingencies

Litigation

From time to time, the Partnership is subject to legal and administrative proceedings, settlements, investigations, claims and actions.

Sand Storage LLC Settlement—The Partnership was found to be in breach of a sand storage contract in Mathis with Sand Storage LLC. The claim was settled in January 2016 for $0.6 million including legal fees and was fully accrued for by the Partnership as of December 31, 2015.

Chesapeake Energy Corp. Settlement—Through an internal investigation it was discovered that the use tax the Partnership had been passing through to Chesapeake Energy Corp. had likely been calculated in error. Chesapeake Energy Corp. approved the settlement letter for $1.5 million, which was fully accrued for by the Partnership as of December 31, 2015.

Huron Minerals LLC—This is an unfiled claim which arises out of an allegation by Huron Minerals LLC that the Partnership owes it for sand not yet taken in 2015 under a four year sand purchase agreement with Huron that expired on December 31, 2015. The Partnership disputes this claim. The arbitration hearing began in early August 2016 and is ongoing. We deem the risk of loss to be at least reasonably possible, but no reliable estimate can be made at this time.

The Partnership’s assessment of the likely outcome of litigation matters is based on its judgment of a number of factors including experience with similar matters, past history, precedents, relevant financial and other evidence and facts specific to the matter. Notwithstanding the uncertainty as to the final outcome, based upon the information currently available to it, the Partnership does not currently believe these matters in aggregate will have a material adverse effect on its financial position or results of operations.

Sales and Use Tax

From time to time, the Partnership undergoes sales and use tax audits in the jurisdictions in which it operates. In addition, the tax regulations and legislation in the various jurisdictions are continually changing. Management believes that it has adequately met and provided for taxes based on the Partnership’s interpretation of the relevant tax legislation and regulations.

Long-Term Purchase Commitments

In January 2015, the Partnership entered into three long-term raw material supply agreements for sand to be used in hydraulic fracturing. The Partnership is subject to minimum purchase requirements and must pay penalties in the event of any shortfalls. In 2015, the Partnership did not recognize any shortfalls under these contracts.

Aggregate minimum commitments under these contracts as of December 31, 2015 are as follows:

Year-end December 31,	Thousands of Dollars
2016	$15,580
2017	21,486
2018	29,571
2019	24,489
2020	—

$91,126

TRICAN WELL SERVICE, L.P.

Notes to the Financial Statements

Years ended December 31, 2015 and 2014

(14) Significant Risks and Uncertainties Including Business and Credit Concentrations

The Partnership operates in three service lines: cementing, coiled tubing, and hydraulic fracturing and other, with significant concentrations in the hydraulic fracturing and other asset group. In 2015, sales to hydraulic fracturing customers represented 90% and 92% of the Partnership’s revenue and gross profit, respectively. In 2014, sales to hydraulic fracturing customers represented 91% and 91% of the Partnership’s revenue and gross profit, respectively.

The Partnership depends on its customers’ willingness to make operating and capital expenditures to explore for, develop and produce oil and natural gas in the United States, which in turn is affected by current and expected levels of oil and natural gas prices. As a result of depressed oil prices, the energy services industry is currently in a downturn characterized by excess equipment capacity across the U.S. hydraulic fracturing market. This downturn has impacted the demand for the Partnership’s services and its ability to negotiate pricing that will generate desirable margins. Through its impairment analyses, the Partnership determined the remaining carrying values of its long-lived and intangible assets were recoverable based on the Partnership’s forecast model. If industry conditions continue to deteriorate beyond the assumptions in the Partnership’s forecast, it is reasonably possible that this determination could change.

Credit Risk

The Partnership’s financial instruments exposed to concentrations of credit risk consist primarily of cash and cash equivalents, and trade receivables.

The Partnership’s cash balances on deposit with financial institutions total $12.8 million and $13.1 million as of December 31, 2015 and 2014, respectively, which exceed FDIC insured limits. The Partnership regularly monitors the financial condition of these financial institutions.

The majority of the Partnership’s trade receivables have payment terms of 30 days or less. For the year ended December 31, 2015, trade receivables from three customers individually represented 39%, 23% and 21%, respectively. For the year ended December 31, 2014, trade receivables from four customers individually represented 19%, 18%, 17% and 11%, respectively.

For the year ended December 31, 2015, revenue from three customers individually represented 24%, 14% and 13% of the Partnership’s revenue. For the year ended December 31, 2014, revenue from three customers individually represented 17%, 13% and 11% of the Partnership’s revenue. No other customer accounted for 10% or more of the Partnership’s consolidated revenue in the years ended December 31, 2015 or 2014.

Concentrations of credit risk with respect to accounts receivable are limited because the Partnership performs credit evaluations, sets credit limits, and monitors the payment patterns of its customers. The Partnership carefully evaluates new customers to determine their creditworthiness including review of credit applications, banking authorization forms, credit references and the credit report. The Partnership’s management approves and monitors credit limits for each of its customers.

TRICAN WELL SERVICE, L.P.

Notes to the Financial Statements

Years ended December 31, 2015 and 2014

(15) Related Party Transactions

The Partnership regularly enters into related party transactions with the Parent and its affiliates. Receivables from and payables to related parties consisted of the following at December 31, 2015 and 2014:

	Thousands of Dollars
	2015	2014
Due from Parent	$28,743	$19,085
Note receivable from Trican Completion Solutions, LLC (“TCS”)	23,654	20,444
Due from TCS	4,554	2,887
Due from other affiliates	2,062	3,350

Total	$59,013	$45,766

Due to Parent	$101,895	$123,091
Due to other affiliates	3,075	5,201

Total	$104,970	$128,292

The Partnership entered into a loan agreement with TCS, dated December 24, 2013, providing for an unsecured revolving loan in the principal amount of $30 million bearing interest rate of 3.4% per annum and repayable on demand. Accrued interest on the loan was $1.2 million and $0.4 million at December 31, 2015 and 2014. Interest income recognized on this loan amounted to $0.7 million and $0.4 million for the years ended December 31, 2015 and 2014, respectively, and was recorded within interest expense, net in the statement of operations.

The Partnership has a receivable due from TCS representing a short-term, non-interest bearing intercompany balance to assist TCS with funding of its working capital needs.

The Partnership’s intercompany transactions with the Parent relate to purchases of equipment and machinery, inventory, parts and chemicals. Intercompany receivables and payables are typically short-term in nature and non-interest bearing.

Transactions with related parties are summarized below:

	2015	2014
Purchases of equipment from the Parent	$2,359	$53,892
Purchase of inventory from the Parent	2,464	2,217
Selling, general and administrative expenses with affiliates	3,678	4,395
Transfers of equipment to the Parent	(2,045)	(4,336)
Transfers of inventory to the Parent	(5,602)	(2,991)

Charges for support functions provided to the Partnership by the Parent are included within selling, general and administrative expenses. These charges amounted to $0.6 million and $1.1 million for the years ended December 31, 2015 and 2014, respectively.

In the year ended December 31, 2015, the Parent issued a credit memo in the amount of $30.0 million to the Partnership against intercompany balances, which was recorded as a capital contribution from the Parent and reflected within Partners’ Capital. In July 2015 the Parent instructed the Partnership to forgive $1.1 million of

TRICAN WELL SERVICE, L.P.

Notes to the Financial Statements

Years ended December 31, 2015 and 2014

intercompany receivables from one of its affiliates, which was recorded as a reduction of intercompany receivables and non-cash capital distribution to the Parent.

In March, 2015 the Parent paid $41.0 million of the RCF on behalf of the Partnership, which was recorded as a reduction of long-term debt and a capital contribution from the Parent.

(16) Subsequent Events

The Partnership has evaluated subsequent events from the balance sheet date through October 20, 2016, the date at which the financial statements were available to be issued.

On January 25, 2016 the Parent entered into a definitive agreement with Keane Group Holdings LLC, a privately held U.S. based oilfield services company, for the sale of Parent’s U.S. pressure pumping business for approximately $200 million in cash, an equity interest in Keane and Class C Profits Interests in Keane that represent an additional economic participation above certain thresholds upon a Keane liquidity event. The Transaction includes the sale of substantially all of the assets and liabilities of the Partnership. The transaction closed on March 16, 2016.

In conjunction with the Transaction, the Parent also executed the 2016 Amended Credit Agreements with its bank lenders under its RCF and the holders of its Senior Notes to make certain amendments to the applicable credit documentation subject to closing of the U.S. operations sale. The 2016 Amended Credit Agreements include removal of all prior financial covenants until the third quarter of 2016, elimination of the minimum EBITDA and liquidity covenants, and new leverage and interest coverage ratio covenants.

On March 16, 2016 the Partnership fully repaid the outstanding balance on its RCF.

5,251,249 Shares

Keane Group, Inc.

Common Stock

Prospectus Supplement

MORGAN STANLEY